As filed with the Securities and Exchange Commission on August 24, 2007
Registration Number 333-142659

SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

AMENDMENT NO. 2
to
FORM SB-2

  REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INROB TECH LTD.
(Name of Small Business Issuer in its Charter)

Nevada	3559	88-0219239
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1515 Tropicana Ave, Suite 140
Las Vegas NV 89119
702-795-3601
(Address and telephone number of principal executive offices)

Ben-Tsur Joseph
President
1515 Tropicana Ave, Suite 140
Las Vegas NV 89119
702-795-3601
(Name, address and telephone number of agent for service)

Copies to:
Marc Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, New York 10018
Tel: (212) 930-9700
Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐ ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount To Be Registered	Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001(2)	12,000,000	$0.233	$2,796,000	$299.17
Total	12,000,000	$0.233	$2,796,000	$299.17(3)

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant's Common Stock on the Over the Counter Bulletin Board as of May 1, 2007 was $0.233 per share.

(2)
Represents shares issuable upon conversion of secured convertible notes. In accordance with the terms of the secured convertible note, the number of shares included herein was determined assuming: (i) conversion of the entire $3,000,000 principal amount under the callable secured convertible note, and (ii) a conversion price of $0.25. Pursuant to the subscription agreement, the number of shares to be included herein is to be no less than the greater of 18,405,000 shares of Common Stock or 145% of the shares issuable upon conversion of the Notes. No shares potentially issuable as liquidated damages or in connection with an event of default under the convertible promissory notes are being registered herewith.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated August 24, 2007

INROB TECH LTD.

12,000,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 12,000,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The number of shares sold herewith consists solely of shares to be issued to the selling shareholders upon conversion of convertible notes. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "IRBL.OB."

On August 20, 2007, the last reported sale price for our common stock on the OTC Bulletin Board was $0.21 per share.

Investing in these securities involves significant risks.

See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________, 2007

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Inrob Tech Ltd. is referred to throughout this prospectus as "Inrob," "we" or "us."

General

Through our wholly owned subsidiary, Inrob Ltd., we develop and produce advanced wireless control system and integrated solutions for mobile robots. Bringing emerging robotics technology out of the lab and into the open market, Inrob focuses on civil, security and consumer related applications in the mobile robotics business. Our objective is to be a world leader in the development and production of advanced wireless control systems and integrated solutions for robots. We aim to provide integrated solutions to meet the needs of a wide range of mission-critical military, law enforcement and civilian applications.

Inrob offers its Explosive Ordinance Disposal technologies for bomb squads, advanced remote-control technologies as well as mobile surveillance technologies, all in support of the increased use of unmanned ground vehicles for "dirty and dangerous" missions in military, homeland security and law enforcement missions.

Our principal executive office is located at 1515 Tropicana Ave, Suite 140, Las Vegas NV 89119. Our telephone number at that address is 702-795-3601.

Recent Developments

On March 27, 2007, we issued to a group of accredited investors our 8% convertible notes in the principal amount of $3,000,000 (the “Notes”). The Notes mature two years from the date of issuance.

Amortizing payments of the outstanding principal amount and interest under the Notes will commence on the third month anniversary date of the date of issuance of the Notes and on the same day of each month thereafter (each, a “Repayment Date”) until the principal amount and interest have been repaid in full. On each Repayment Date, we are required to make payments to the holders of the Notes in the amount of 4.76% of the initial principal amount and all interest accrued on the Notes as of the Repayment Date. Upon an event of default the interest rate will automatically be increased to 15%. Events of default under the Notes include our default of a material term, covenant, warranty or undertaking of any of the financing documents to which we and the holder of the Notes are parties. In addition, specific events of default include the failure to make payments under the Notes when due (plus a five-day grace period), our bankruptcy or insolvency, entering of a judgment against us (and the non-payment for 45 days thereafter) in the amount of $50,000 or more and the removal of our securities from the OTC Bulletin Board. The holders of the Notes have indicated their consent that the first payment that was due on June 27, 2007 and that remains unpaid, will not be payable until September 27, 2007. As a result, no event of default has occurred under the Notes.

At our election, monthly payments may be made (i) in cash in an amount equal to 115% of the principal amount component of the monthly payment and 100% of all other components, or (ii) in shares of our registered common stock at a conversion price equal to the lesser of (A) $0.25, or (B) 75% of the average of the closing bid price of our common stock as reported by Bloomberg L.P. for the Common Stock’s principal market for the five trading days preceding the date a notice of conversion is given to us after we notify the holder of the Notes of its election to make a monthly payment in shares of Common Stock.

Provided there is no default under the Notes, we may prepay the outstanding principal amount of the Notes at a 20% premium, together with accrued but unpaid interest thereon and any and all other sums due. We have granted a security interest in all of our assets and the assets of our subsidiary, Inrob Ltd., to secure our obligations under the Notes.

The holders have a right to convert the Notes at any time into shares of common stock at a fixed conversion price of $0.25 per share upon written notice to us. Any conversions will reduce the principal amount outstanding under the Notes by the portion of the principal converted. Upon a default, the conversion price shall be the lesser of $0.25 or 75% of the average of the closing bid prices of the Common Stock for the five trading days prior to a conversion date. No conversions may take place if it would cause a holder to become the beneficial owner of more than 4.99% of the outstanding shares of our common stock, which limitation is subject to waiver by the holder upon 61 days prior written notice to us.

We also issued Class A Warrants to purchase 6,000,000 shares of our common stock at $0.40 per share and Class B Warrants to purchase 6,000,000 shares of our common stock at $0.50 per share (collectively, the “Warrants”). All Warrants are exercisable for a period of five years following the effective date of the registration statement of which this prospectus forms a part.

Assuming conversion of the Notes at the fixed conversion price of $0.25 (for a total of 12,000,000 shares), the total value of the 24,000,000 shares issuable upon conversion of the Notes and exercise of the Warrants on the date of issuance of these instruments that are included in this registration statement was $6,480,000 based on the market price of our common stock of $0.27 on March 27, 2007. Based on the last reported sale price of our common stock of $0.21 on August 20, 2007, the value of the 12,000,000 shares issuable upon conversion of the Notes is $2,520,000.

We have agreed to file the registration statement of which this prospectus forms a part and cause it to be declared effective within 160 days after the closing date of the transaction. If the registration statement is not filed on time or not declared effective by the Securities and Exchange Commission on the earlier of (i) within 3 days after the Commission states that there will be no review or that the Commission has no further comments, or (ii) upon the occurrence of other registration default related matters, we must pay liquidated damages of 2% per 30 days or part thereof for any registration default. We may pay these damages in registered common stock valued at 75% of the average of the closing bid prices of our common stock for the five trading days preceding any such payment.

Under the terms of the transaction documents, all rights and benefits to be granted to the investors (including the security interest) are identical to and are intended to be shared equally with holders of convertible notes and warrants issued by us as of November 15, 2006.

This Offering

Shares offered by Selling Stockholders	Up to 12,000,000 shares, consisting of shares issuable upon the conversion of secured convertible notes

Common Stock to be outstanding after the offering	78,840,306*

Use of Proceeds	We will not receive any proceeds from the sale of the common stock hereunder. See "Use of Proceeds" for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 3

OTC Bulletin Board Trading Symbol	IRBL.OB

* Based on 66,840,306 shares that were issued and outstanding number as of August 16, 2007. Assuming issuance of all shares registered herewith, the number of shares offered herewith represents approximately 31.3% of the total issued and outstanding shares of common stock   held by our affiliates, the selling shareholders or their affiliates.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business

We have incurred significant losses to date and expect to continue to incur losses.

During the year ended December 31, 2006, we incurred net losses of approximately $828,232. For the six months ended June 30, 2007, we incurred net losses of $838,476. We expect to continue to incur losses for at least the next 12 months. Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

Our auditors have issued a going concern opinion, which may make it more difficult for us to raise capital.

Our auditors have included a going concern opinion on our financial statements because of concerns about our ability to continue as a going concern. These concerns arise from the fact that we have continuing operating losses and negative working capital. If we are unable to continue as a going concern, you could lose your entire investment in us.

If we are unable to obtain additional funding, we may have to reduce our business operations.

We recently completed two $3,000,000 financings (November 15, 2006, and March 27, 2007) and anticipate that the funds received will be sufficient to satisfy our operations for the next 12 months. Nevertheless, if our marketing campaign is not successful in promoting sales of our services, we will be required to seek additional financing. We may also require additional financing to expand into other markets and further develop our products and services. We have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing will be available when needed, on commercially reasonable terms or at all. The inability to obtain additional capital may reduce our ability to expand our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We currently operate without a valid business license.

Under Israeli law, we are obliged to obtain and sustain a business license when doing business. We are currently operating without a license. Under Israeli law, such actions may lead to fines or even imprisonment (the maximum sentence is 18 months) of officers of the Company. Furthermore, we may be fined or even ordered to close our premises until we have obtained the required license. We are currently seeking to secure a business license.

We do not know whether our clients are aware of us operating without a valid business license and do not believe them knowing of such would materially adversely affect our business with them. Nonetheless, should the relevant authorities prosecute us and/or any officers thereof for doing business without the necessary business license, such prosecutions could materially impair our ability to maintain and/or conduct our business.

If we cannot maintain our current relationship with A.R.T.S. Ltd., our operations would be materially adversely affected.

One of our main subcontractors, A.R.T.S. Ltd., provides critical research, development and production operations to us. During the past 10 years, A.R.T.S. Ltd. has developed for us most of the software required for our robot related activities. We do not have an agreement with A.R.T.S. Ltd. for the provision of their services to us, and cannot be assured that we will be able to maintain this relationship with that entity. In the event that our relationship with A.R.T.S. Ltd. ceases, the interruption to our research and development activities and production operations would be harmful to our business, and may require a long period of time to establish relationships with new partners with the required level of know-how and expertise. We currently know of several wireless communications software companies, both in Israel and worldwide, capable of providing us with the same services we currently outsource to A.R.T.S. Ltd.

As we are a technology-based company, we are required to update our technology and knowledge base on a regular basis. We are a relatively small company, and we have never made the quantitative distinction between our R&D expenses and any other expenses. Thus, we are not able to assess the amount of funds we have paid for R&D over the years, nor are we able to assess the financial effects a break up with A.R.T.S. Ltd. may have on our business.

If we do not maintain our acknowledged supplier status with the Israeli Ministry of Defense our business could be materially adversely affected.

We currently maintain the status of an acknowledged supplier to the Israeli Ministry of Defense and have top security clearance. Acknowledged supplier status allows us to provide services to the Israeli Ministry of Defense and the Israeli Defense Forces (i.e. Army, Navy and Air Force), which comprise a significant portion of our annual revenues (as shown in the table below). If we are unable to maintain the acknowledged supplier status, our business and results of operations may be negatively impacted.

We are highly dependent on sales to the Israeli Ministry of Defense and the Israeli Defense Forces.

We are highly dependent on sales of our products and services to the Israeli Ministry of Defense and the Israeli Defense Forces. The following table sets forth the percentage of our total sales that were made to the Israeli Ministry of Defense and the Israeli Defense Forces since 2001.

% of total	% of total	% of total
sales in 2004	sales in 2005	sales in 2006
42.71%	39.33%	43.60%

In addition, orders by the Ministry of Defense are subject to cancellation without prior notice. Unless we are able to diversify our customer base, in the event that there is any interruption of sales orders from the Israeli Ministry of Defense and the Israeli Defense Forces or a large number of unanticipated cancellations of its orders to us, we may suffer a sharp decline in our results of operations. If this were to occur, this will have a negative impact on the value of the company and your investment.

Any significant delay in collecting outstanding receivables from Israel's Ministry of Defense could adversely affect our ability to conduct our business.

Israel's Ministry of Defense is one of our significant customers and comprises a significant portion of our accounts receivable. The M.O.D.'s conventional payment terms are 60 days. In the past we have experienced significant delays in payment from the M.O.D. (up to current payment + 150 days). These delays are mostly due to strikes by the M.O.D.'s public workers. Any future delays could adversely affect our cash flow and ability to operate our business, especially in light of the fact that this entity represents a large portion of our revenues.

The volatility of the Ministry of Defense’s budget could adversely affect the amount of business it may conduct with us.

In the past, the Ministry of Defense’s budget has been volatile and any significant cuts in its budget could adversely affect the amount of business it conducts with us. As our largest customer, any significant reduction in the amount of purchases the Ministry of Defense makes from us or from third parties which have subcontracted work to us, could materially adversely affect our results of operations.

Our intellectual property is unprotected and is susceptible to piracy.

We do not have any patents, trademarks or any other protection over our intellectual property. All of our intellectual property is "know how" and not original proprietary intellectual property. As such, it cannot be protected by patent or trademark. In addition, we do not have confidentiality agreements with any of our employees or suppliers with respect to our intellectual property. The theft or unauthorized use of our intellectual property is not sufficiently provided for, and our intellectual property is extremely susceptible to theft or unauthorized use. Any theft or unauthorized use of our intellectual property could materially adversely affect our operations.

Our President has absolute control of our affairs.

In November 2006, we granted to Ben-Tsur Joseph, our President, Chief Financial Officer and sole director, 1,000 shares of our Series A Preferred Stock, each of which carries voting rights equal to 400,000 shares of our common stock. As a result, for voting purposes, Mr. Joseph owns a total of 428,500,004 shares. This gives him absolute control over our affairs including the right to elect and remove directors, appoint officers, amend our articles of incorporation and by-laws, and approve a merger, consolidation or sale of all or substantially all of our assets. In addition, this concentration of voting control could inhibit the management of our business and affairs and have the effect of delaying, deferring or preventing a change in control or impeding a merger, consolidation, takeover or other business combination which other shareholder, may view favorably. Therefore, you will not be able to exert any control over our business. This greatly reduces the value of your investment and your sole remedy for disagreeing with the direction of our business will be to sell your shares.

If our employees' entitlements do not comply with Israeli law, we may have to pay additional compensation to our employees.

Terms of employment for our employees are individually negotiated with each and every employee. The relationship between the parties, their rights and mutual duties are determined solely on the basis of the verbal agreements reached after these negotiations.  We have no knowledge as to whether we adhere to the aforementioned legal requirements. Should an authorized court determine that we do not adhere to the said requirements, we may be responsible to pay significant damages that could adversely affect the results of our operations. We believe that we have a good overall relationship with our employees, and it is common practice for us to amicably settle all debts between the parties upon the termination of the employees' term with us. We have never made an active effort to ascertain whether or not workers may be entitled to such payments, benefits or advantages, nor have we ever made an active effort to ascertain what such payments, benefits or advantages might be.

Loss of Ben-Tsur Joseph, our President, could impair our ability to operate.

If we lose our President, Ben-Tsur Joseph, or are unable to attract or retain qualified personnel, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified scientific and management personnel. We are highly dependent on our management, in particular, Ben-Tsur Joseph, who is critical to the development of our business. Mr. Joseph’s services are made available to us under the terms of a management agreement, which may be terminated on three-month prior notice. The loss of his services could have a material adverse effect on our operations. If we were to lose this individual, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies. We do not have key man life insurance in place for any person working for us.

We face intense competition that could adversely impact our market share and our revenue.

Our competitors include several large, integrated defense contractors (e.g. Northrop Grumman, Lockheed Martin, Elbit, El-Op, Israel Aircraft Industries, Israel Military Industries). These companies have significantly greater financial, technical and human resources than we do, as well as a wider range of products than we have. In addition, many of our competitors have much greater experience in marketing their products, as well as more established relationships with our target government customers. Our competitors may also have greater name recognition and more extensive customer bases that they can use to their benefit. As a result, we may have difficulty maintaining or increasing our market share.

The intense competition in our industry has also led to rapid technological developments, evolving industry standards and frequent releases of new products and enhancements. It has also led to steep declines in the price of products as manufacturers find low cost locales for the manufacture of their products. If we are unable to continue enhancing our current capabilities, to adapt to other technological changes in the industry, or offer our products at competitive prices, our business, financial condition, liquidity and results of operations could be significantly harmed.

We are authorized to issue "blank check" preferred stock which, if issued without stockholders approval, may adversely affect the rights of holders of our common stock.

Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors, of which to date we have designated and issued 1,000 shares of Series A Preferred Stock. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which would adversely affect the voting power or other rights of our stockholders. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for Inrob and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of its preferred stock in order to discourage or delay a change of control. However, there can be no assurance that preferred stock will not be issued at some time in the future.

Risks Relating to Our Current Financing Arrangements:

The variable price feature of our convertible notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

On November 15, 2006, and March 27, 2007, we issued our 8% convertible notes in the aggregate principal amount of $6,000,000 in two separate transactions. The Notes mature two years from their respective dates of issuance. Amortizing payments of the outstanding principal amount and interest under the Notes will commence on the third month anniversary date of the date of issuance of the Notes and on the same day of each month thereafter until the principal amount and interest have been repaid in full. On each payment date, we are required to make payments to the holders of the Notes in the amount of 4.76% of the initial principal amount and all interest accrued on the Notes as of the Repayment Date. At our election, monthly payments may be made (i) in cash in an amount equal to 115% of the principal amount component of the monthly payment and 100% of all other components, or (ii) in shares of our registered common stock at a conversion price equal to the lesser of (A) $0.25, or (B) 75% of the average of the closing bid price of our common stock our common stock’s principal market.

If we elect to make monthly payments in cash, we will be required to pay in excess of $326,000 per month. If we are unable to make those payments in cash, we must make those payments in shares of our common stock at a discount to the market price of our common stock. The number of shares we will be required to issue upon conversion of the notes will increase if the market price of our stock decreases.

The following is an example of the amount of shares of our common stock issuable upon conversion of the entire $3,000,000 principal amount in convertible notes issued in March 2007, plus accrued interest at 8% per annum over two years, based on market prices assumed to be 25%, 50% and 75% below the closing bid price on August 2, 2007 of $0.19:

% BELOW MARKET	PRICE PER SHARE	WITH 25% DISCOUNT	NUMBER OF SHARES	PERCENTAGE*
25%	$0.1425	$0.1069	28,063,611	30.0%
50%	$0.095	$0.0713	42,075,736	39.2%
75%	$0.0475	$0.0356	84,269,662	56.3%

* Based upon 64,354,167 shares of common stock outstanding as of August 7, 2007. The convertible notes contain provisions that limit the stockownership of the holders of those notes to 4.99%. Nevertheless, the percentages set forth in the table reflect the percentage of shares that may be issued to the holders in the aggregate.

As illustrated, the number of shares of common stock issuable in connection with the conversion of the convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The lower the stock price, the greater the number of shares issuable under the convertible notes.

The number of shares issuable upon conversion of the convertible notes is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our stockholders to greater dilution and a reduction of the value of their investment.

The issuance of our stock upon conversion of the convertible notes could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

The convertible notes have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares issued upon conversion and placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock. The opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the convertible notes will increase, which will materially dilute existing stockholders' equity and voting rights.

The following risks relate principally to our common stock and its market value:

There is a limited market for our common stock which may make it more difficult for you to dispose of your stock.

Our common stock has been quoted on the OTC Bulletin Board under the symbol "IRBL.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

Because we have a limited operating history with limited revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our common stock is deemed to be penny stock with a limited trading market.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a)	volatility or decline of our stock price;

(b)	potential fluctuation in quarterly results;

(c)	our failure to earn revenues or profits;

(d)	inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e)	inadequate capital to continue business;

(f)	changes in demand for our products and services;

(g)	rapid and significant changes in markets;

(h)	litigation with or legal claims and allegations by outside parties; and

(i)	insufficient revenues to cover operating costs.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operations

Our operating subsidiary, Inrob Israel, was established in 1988 as an engineering firm providing cost-efficient solutions for organizations to outsource maintenance of critical and sophisticated equipment. We now provide maintenance support of industrial electronic, electro-mechanical, optical and other scientific equipment, mainly to customers in the defense industry.

Inrob Israel and its management team built on this engineering experience and customer base, and in 1992 expanded into a second area of operations. Today, in addition to our maintenance and support services, we develop, integrate and produce advanced wireless control solutions for unmanned and ground vehicle (UVR) robots. Our remote control systems are the "brains" for many UVR solutions.

The current nature of Israel's security situation coupled with our close work with the Israel Defense Forces and the Israeli police, has helped us gain extensive experience in a wide range of military and law enforcement UVR applications and control solutions. We have the ability to provide fast and reliable solutions to meet the immediate operational needs of front-line IDF units as they arise. We are also targeting the civilian applications market, which includes dangerous tasks such as nuclear plant maintenance, inspection and decommissioning, the demolition industry and firefighting, and rescue services.

Our UVR solutions include:

•	Remote control systems (the "brains" of any robot)

•	Complete robot systems

•	Customized solutions

We are certified to design, manufacture and maintain electronic, optical and electro-mechanical equipment and are a certified supplier to the Israel Defense Forces and the Israeli Air Force. We have also been issued a certificate from the Israeli Air Force stating that our quality system is approved to perform inspection of products and services supplied to the Israeli Air Force.

Our objective goal is to be a world leader in the development and production of advanced wireless control systems and integrated solutions for robots. We aim to provide integrated solutions to meet the needs of a wide range of mission-critical military, law enforcement and civilian applications.

Key elements of our strategy to accomplish this goal are to:

•	Invest resources in order to focus on providing UVR solutions;

•	Seek strategic alliances with leading current international producers of UVR platforms;

•	Build on our own experience and our close ties with Israeli security services and defense contractors focusing on meeting the customers' need for an integrated solution; and

•	Expand into new international markets, using the most appropriate marketing and distribution channels for these markets.

It is common for robots of a particular configuration to be needed in only small quantities. Therefore our business model includes several, possibly complementary, approaches:

•	Sell complete robot systems to the end-user. Sales of complete systems have the highest potential profitability, however competition here is greatest.

•
Sell our remote control systems to a current major UVR producer for incorporation in their robots. Although profitability per unit is relatively lower, overall profitability may be higher due to the greater volumes involved and the savings on direct marketing.

•	Sell customized solutions to meet specific customer needs. Profitability is potentially high, however volumes are relatively low.

Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policy involve the most complex, difficult and subjective estimates and judgments.

Restricted Cash

The Company maintains restricted cash as funds designated for specific purposes or for compliance with terms of contractual agreements. As of December 31, 2006, $15,018 was pledged as collateral against certain bank loans, and offset against bank overdrafts for financial reporting purposes.

Accounts Receivable

Accounts receivable consist of amounts due from customers, employees and related parties. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of December 31, 2006, no allowance for doubtful accounts was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

Revenue Recognition

The Company generates revenues from product sales and maintenance service contracts.

Revenues from product sales are recognized on a completed-contract basis, in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB No. 104") and Statement of Position 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." Revenue is recognized when delivery has occurred provided there is persuasive evidence of an agreement, acceptance tests results have been approved by the customer, the fee is fixed or determinable and collection of the related receivable is probable. Customers are billed, according to individual agreements, upon completion of the contract. All product costs are deferred and recognized on completion of the contract and customer acceptance. A provision is made for the amount of any expected loss on a contract at the time in is known. As of December 31, 2005, the Company had a reserve for estimated loss on a contract in the amount of $39,144.

On-going maintenance service contracts are negotiated separately at an additional fee. The maintenance service is separate from the functionality of the products, which can function without on-going maintenance. Revenues relating to maintenance service contracts are recognized as the services are rendered ratably over the period of the related contract.

Research and Development Costs

The Company conducts research and development activities for others under contractual arrangements. Research and development costs incurred under contractual arrangements are accounted for in accordance with Statement of Financial Accounting Standards No. 68, "Research and Development Agreements" ("SFAS 68"). All costs incurred under the contractual arrangements are deferred and recognized as cost of sales (product sales) upon completion of the contract work.

Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, “Foreign Currency Translation” (“SFAS 52”). The Company’s functional currency is the Israeli New Shekel. Under SFAS 52, all assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

Results of Operations

Year Ended December 31, 2006, Compared to Year Ended December 31, 2005-

Revenues-

Revenues increased to $1,656,798, or 4.8 percent, over revenues of $1,580,615 for 2005. The increase was comprised of an increase in service revenues due to an increase in business volume to new and existing clients amounting to $107,079, offset by a decrease in product sales of $30,896.

Cost of Goods Sold-

Cost of goods sold increased from $934,930 in 2005 by $415,664, or 44.5 percent, to $1,350,594 in 2006. The increase was primarily attributed to increases in salaries and wages, repairs and maintenance, employee goodwill, vehicle operating expenses, and a provision for loss on a contract, offset by reductions in occupancy/rent costs, insurance, and project consulting expenses.

General and Administrative Expenses-

General and administrative expenses increased by $562,774, or 112 percent, to $1,065,342 in 2006 when compared to $502,568 in 2005. The increase was primarily attributed to increases in office and supply expenses, management fees, telephone and communications expenses, professional fees, promotion and business expansion expenses, depreciation expense, and realized foreign currency exchange losses, offset by decreases in auto transportation expenses, and computer supplies and repair expenses.

Other (Expense)-

Other expense increased by $32,479, or 96.4 percent, to $66,154 during 2006. This increase was due to an overall increase in interest expense from a Company financing plus the amortization of debt issuance costs, offset by the elimination of certain bank debt for the period, and an increase in interest income amounting to $31,928 in 2006.

Comprehensive Income (Loss)-

Comprehensive income for 2006 amounted to $36,642, an increase of $16,452 or 81.5 percent, when compared to comprehensive income of $20,190 for 2005, and was due primarily to favorable fluctuations in Israeli currency.

Weighted Average Number of Shares Outstanding-

The weighted average number of common shares outstanding increased from 38,753,607 in 2005 to 61,350,201 in 2006. The increase was primarily due to various transactions that were completed involving our Common Stock.

Three Months Ended June 30, 2007 Compared to Three Months Ended June 30, 2006

Revenues-

For the three months ended June 30, 2007, the Company recognized $537,847 in revenues compared to $478,617 for the same period in 2006, which resulted in an overall increase of $59,230, or 12.4%. The overall increase in revenues resulted primarily from an increase in product sales from to $69,135 in 2006 to $119,730 in 2007, and increase of $50,595 or 73.2%. Service revenues also increased from $409,482 in 2006 to $418,117 in 2007, an increase of 2.1%. The increase in service revenues resulted from the completion of additional projects under contract during the quarter.

Cost of Goods Sold-

Cost of goods sold amounted to $340,822 compared to $272,539 for the same period in 2006, resulting in an increase of $68,283, or 25.1%. The increase was primarily attributed to increases in salaries and wages, repairs and maintenance, employee goodwill, and vehicle operating expenses, offset by reductions in occupancy/rent costs, insurance, and project consulting expenses.

General and Administrative Expenses-

General and administrative expenses increased from $138,135 in 2006, to $269,093 for the same period in 2007, resulting in an overall increase of $130,958, or 94.8%. The increase was primarily attributed to increases in office and supply expenses, management fees, telephone and communications expenses, professional fees, promotion and business expansion expenses, and depreciation expense, offset by decreases in auto transportation expenses, realized foreign currency exchange, and computer supplies and repair expenses.

Other Income (Expense)-

Other income (expense) for the three months ended June 30, 2007 amounted to an expense of 125,998, from income of $12,021 for the same prior year period. The decrease of $138,019 or 1148.1% was primarily attributable to an increase in interest expense of $178,514 related to the Company’s convertible notes offset by an increase in interest and other income of $40,495.

Net Income (Loss)-

Net Income (Loss) for the three months ended June 30, 2007 went from net income of $69,545 in 2006 to a net loss of $198,066. The decrease of $267,111, or 384.8%, was due to the net impact of the items described previously in 2007.

Comprehensive Income (Loss)-

Comprehensive income (loss) for the three months ended June 30, 2007, decreased from comprehensive income of $104,520 in 2006 to comprehensive loss of $288,501 in 2007, for an overall decrease of $393,021, or 376%. The decrease was due primarily to the business activities described above and unfavorable fluctuations in Israeli currency.

Weighted Average Number of Shares Outstanding-

The weighted average number of common shares outstanding increased from 61,350,180 in 2006 to 65,541,665 in 2007. The increase was primarily due to various transactions that were completed involving our Common Stock, including conversions by holders of the Company’s convertible notes and the payments of principal and interest under those notes that were made in shares.

Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

Revenues-

For the six months ended June 30, 2007, the Company realized $981,147 in revenues compared to $1,044,841 for the same period in 2006, which resulted in an overall decrease of $63,694, or 6.1%. The overall decrease in revenues resulted primarily from a decrease in service revenues from $860,316 to $757,080 or a decline of 12%. The decline resulted from the number of projects that were in-progress, and related deferred revenues which amounted to $412,419 as of June 30, 2007. Product sales increased from $184,525 in 2006 to $224,067 in 2007, representing an increase of 21.4%.

Cost of Goods Sold-

Cost of goods sold amounted to $924,276 compared to $599,240 for the same period in 2006, resulting in an increase of $325,036, or 54.2%. The increase was primarily attributed to increases in salaries and wages, repairs and maintenance, employee goodwill, and direct job costs, offset by reductions in occupancy/rent costs, insurance, vehicle operating expenses, and project consulting expenses.

General and Administrative Expenses-

General and administrative expenses increased from $327,142 for the six months period ended June 30, 2006, to $668,441 for the same period in 2007, resulting in an overall increase of $341,299, or 104.3%. The increase was primarily attributed to increases in office and supply expenses, management fees, professional fees, auto transportation expenses, promotion and business expansion expenses, and depreciation expense, offset by decreases in computer supplies, foreign currency exchange, and repair expenses.

Other Income (Expense)-

Other income (expense) for the six months ended June 30, 2007 amounted to an expense of 226,906, from income of $16,110 for the same prior year period, representing a decrease of $243,016, or 1,508%. The decrease was primarily attributable to an increase in interest expense of $294,540 related to the Company’s convertible notes, offset by an increase in interest and other income of $51,524.

Net Income (Loss)-

The Company incurred a net loss for the six months ended June 30, 2007 which amount to $838,476 compared to net income of $116,424 for the corresponding period in 2006. The decrease of $954,900, or 820.2%, was due to the items previously described in 2007.

Comprehensive Income (Loss)-

The Company incurred a comprehensive loss for the six months ended June 30, 2007, of $833,539 compared to comprehensive income of $130,885 in 2006, for an overall decrease of $964,424, or 736.8%. The decrease was due primarily to the business activities described above, and unfavorable fluctuations in Israeli currency.

Weighted Average Number of Shares Outstanding-

The weighted average number of common shares outstanding increased from 61,350,180 in 2006 to 64,061,947 in 2007. The increase was primarily due to various transactions that were completed involving our Common Stock, including conversions by holders of the Company’s convertible notes and interest payments under those notes that were made in shares.

Three Months Ended March 31, 2007 v. Three Months Ended March 31, 2006

Revenues-

For the three months ended March 31, 2007 v. March 31, 2006, the Company realized $443,300 in revenues compared to $566,224 for the same period in 2006, which resulted in an overall decrease of $122,924, or 21.7%. The overall decrease in revenues resulted primarily from a decrease in service revenues of $111,871 or 24.8%. Product sales also decreased from $115,390 in 2006 to $104,337 in 2007, a decrease of $11,053 or 9.6%.

Cost of Goods Sold-

Cost of goods sold amounted to $583,456 compared to $326,701 for the same period in 2006, resulting in an increase of $256,755, or 78.6%. The increase was primarily attributed to increases in salaries and wages, repairs and maintenance, employee goodwill, vehicle operating expenses, and a provision for loss on a contract, offset by reductions in occupancy/rent costs, insurance, and project consulting expenses.

General and Administrative Expenses-

General and administrative expenses increased from $189,008 in 2006, to $399,347 for the same period in 2007, resulting in an overall increase of $210,339, or 111.3%. The increase was primarily attributed to increases in office and supply expenses, management fees, telephone and communications expenses, professional fees, promotion and business expansion expenses, depreciation expense, and realized foreign currency exchange losses, offset by decreases in auto transportation expenses, and computer supplies and repair expenses.

Other Income (Expense)-

Other income (expense) for the three months ended March 31, 2007, went from income of $4,089 to expense of $100,907, which resulted in an overall decrease in other income of $104,996, between the periods. The decrease was primarily attributable to an increase in interest expense of $116,026.

Net Income (Loss)-

Net Income (Loss) for 2007 went from net income of $46,878 in 2006 to a net loss of $640,410 in 2007, resulting in an overall decrease in net income of $687,288, for the period.

Comprehensive Income (Loss)-

Comprehensive income (loss) for the three months ended March 31, 2007, decreased from comprehensive (loss) of $20,514 in 2006 to comprehensive income of $93,793 in 2007, for an overall increase $114,307. The increase was due primarily to favorable fluctuations in Israeli currency.

Weighted Average Number of Shares Outstanding-

The weighted average number of common shares outstanding increased from 61,350,201 in 2006 to 62,259,503 in 2007. The increase was primarily due to various transactions that were completed involving our Common Stock.

Liquidity and Financial Resources

During the six months ended June 30, 2007, net cash (used in) operating activities amounted to $462,625 when compared to net cash provided by operating activities of $22,783 for the same period in 2006. The increase in net cash used in operations was primarily due to the net loss for the period, decreases in accounts, deferred revenue and prepaid expenses, offset by impact of debt issuance costs and depreciation, and increases in inventories, cost of uncompleted contracts in excess of billings, accounts payable - trade, and billings on uncompleted contracts in excess of related costs.

Net cash (used in) investing activities in 2007 for the purchase of property and equipment amounted to $62,114. In 2007, net cash provided by financing activities amounted to $2,588,247 when compared to net cash provided by financing activities of $6,398 for the same period in 2006. This increase resulted primarily from $3,000,000 in proceeds obtained from the issuance of convertible notes offset by $355,262 in debt issuance costs.

As of June 30, 2007, current assets exceeded current liabilities by $409,076, and the accumulated deficit amounted to $(2,153,238).   We believe that our current cash on hand generated by the financing transactions discussed below are sufficient to sustain our operations for at least the next twelve months, subject to the operating factors discussed previously and use of capital described below.

Recent Financing Activities

November 2006 Financing

On November 15, 2006, we issued to a group of accredited investors our 8% two-year convertible notes in the principal amount of $3,000,000. Amortizing payments of the outstanding principal amount and interest under the notes will commence on the third month anniversary date of the date of issuance of the Notes and on the same day of each month thereafter until the principal amount and interest have been repaid in full. On each payment date, we are required to make payments to the note holders in the amount of 4.76% of the initial principal amount and all interest accrued on the notes as of the payment date. At our election, monthly payments may be made (i) in cash in an amount equal to 115% of the principal amount component of the monthly payment and 100% of all other components, or (ii) in shares of our registered common stock at a conversion price equal to the lesser of (A) $0.25, or (B) 75% of the average of the closing bid price of our common stock for our common stock’s principal market for the five trading days preceding the date a notice of conversion is given to us after we notify the holder of the notes of its election to make a monthly payment in shares of our common stock. We may prepay the outstanding principal amount of the Notes at a 20% premium, together with accrued but unpaid interest thereon and any and all other sums due. The note holders have a right to convert the notes into shares of common stock at $0.25 per share. No conversions may take place if it would cause a holder to become the beneficial owner of more than 4.99% of the outstanding shares of our common stock, which limitation is subject to waiver by the holder upon 61 days prior written notice to us.

In connection with the notes, we also issued Class A Warrants to purchase 6,000,000 shares of our common stock at $0.40 per share and Class B Warrants to purchase 6,000,000 shares of our common stock at $0.50 per share. All warrants are exercisable for a period of five years following the effective date of the registration statement of which this prospectus forms a part.

A portion of the proceeds from the afore-mentioned offering has been reserved for the acquisition of or obtaining the right of access to mass production facilities in a low cost country. To that end, we have entered into negotiations for the acquisition of a manufacturing facility in the Philippines. We have not entered into any definitive agreements regarding this acquisition and there can be no assurance that the proposed transaction will be completed.

The following table sets forth with respect to the notes issued in November 2006, the interest payments for each investor in cash and payment in shares of our common stock, assuming a fixed conversion price per share of $0.25.

Truk Opportunity Fund, LLC

Date	Amount + interest	Conversion price		# of shares	Exceptions	Total shares

15 Feb 2007	$10,591 + $4,175		$0.219	67,344	222,500 shares issued at $0.25 at request of investor (for $55,625)	289,844
15 March 2007	$10,591 + $959		$0.193	59,923	—	59,923
15 April 2007	$10,591 + $990		$0.18	64,338	—	64,338
15 May 2007	$10,591+ $888		$0.162	70,795	—	70,795
15 June 2007	$10,591 + $846		$0.143	80,007	—	80,007
15 July 2007	$10,591 + $749		$0.138	82,443	—	82,443
15 August 2007	$10,591 + $702		$0.1788	63,160	—	63,160
*15 September 2007	$10,591 + $630	**$	0.13275	84,528	—	84,528
*15 October 2007	$10,591+ $540	**$	0.13275	83,850	—	83,850
*15 November 2007	$10,591+ $486	**$	0.13275	83,444	—	83,444
*15 December 2007	$10,591+ $400	**$	0.13275	82,801	—	82,801
*15 January 2008	$10,591+ $342	**$	0.13275	82,360	—	82,360
*15 February 2008	$10,591+ $279	**$	0.13275	81,818	—	81,818
*15 March 2008	$10,591+ $186	**$	0.13275	81,179	—	81,179
*15 April 2008	$10,591+ $126	**$	0.13275	80,734	—	80,734
*15 May 2008	$8,010 + $53	**$	0.13275	60,736	—	60,736
TOTAL						1,431,960
						(710,510 issued until end august)

Truk International, LP

Date	Amount + interest	Conversion price		# of shares	Exceptions	Total shares

15 Feb 2007	$1,309+ $514		$0.219	8,323	27,500 shares issued at $0.25 at request of investor (for $6,875)	35,823
15 March 2007	$1,309 + $119		$0.193	7,406	—	7,406
15 April 2007	$1,309 + $122		$0.18	7,952	—	7,952
15 May 2007	$1,309 + $110		$0.162	8,750	—	8,750
15 June 2007	$1,309 + $105		$0.143	9,888	—	9,888
15 July 2007	$1,309+$93		$0.138	10,190	—	10,190
15 August 2007	$1,309+ $87		$0.1788	7,806	—	7,806
*15 September 2007	$1,309+ $78	**$	0.13275	10,447	—	10,447
*15 October 2007	$1,309+ $67	**$	0.13275	10,364	—	10,364
*15 November 2007	$1,309+ $60	**$	0.13275	10,313	—	10,313
*15 December 2007	$1,309+ $50	**$	0.13275	10,234	—	10,234
*15 January 2008	$1,309+ $42	**$	0.13275	10,179	—	10,179
*15 February 2008	$1,309+ $	**$	0.13275	10,112	—	10,112
*15 March 2008	$1,309+ $33	**$	0.13275	10,033	—	10,033
*15 April 2008	$1,309+ $23	**$	0.13275	9,978	—	9,978
*15 May 2008	$1,309+ $16	**$	0.13275	7,507	—	7,507
*15 June 2008	$1,309+ $7	**$	0.13275	10,514	—	10,514
TOTAL						176,983
						(87,815 issued until end of August 2007)

Professional Offshore Opportunity Fund, Ltd.

Date	Amount + interest	Conversion price		# of shares	Exceptions	Total shares

15 Feb 2007	$14,280 + $6,043		$0.219	27,594	Principal payment was advanced to February 12th at a price pr share of $0.2138 (66,791 shares)	94,385
15 March 2007	$14,280 + $1,675		$0.193	82,773	Additional conversion of $45,000 at a price of $0.25 = 180,000 shares	262,773
15 April 2007	$14,280 + $1,539		$0.18	87,881	—	87,881
15 May 2007	$14,280 + $1,395		$0.162	96,670	—	96,670
15 June 2007	Payment deferred at request of investor		—	—	—	—
15 July 2007	Payment deferred at request of investor		—	—	—	—
15 August 2007	Payment deferred at request of investor		—	—	—	—
*15 September 2007	$14,280 + $5335	**$	0.13275	147,756	—	147,756
*15 October 2007	$14,280 + $1247	**$	0.13275	116,968	—	116,968
*15 November 2007	$14,280 + $1113	**$	0.13275	115,957	—	115,957
*15 December 2007	$14,280 + $ 1053	**$	0.13275	115,506	—	115,506
*15 January 2008	$14,280 + $ 926	**$	0.13275	114,543	—	114,543
*15 February 2008	$14,280 + $859	**$	0.13275	114,044	—	114,044
*15 March 2008	$14,280 + $ 762	**$	0.13275	113,313	—	113,313
*15 April 2008	$14,280 + $ 622	**$	0.13275	112,259	—	112,259
*15 May 2008	$14,280 + $ 568	**$	0.13275	111,852	—	111,852
*15 June 2008	$14,280 + $ 456	**$	0.13275	111,006	—	111,006
*15 July 2008	$14,280 + $ 374	**$	0.13275	110,390	—	110,390
*15 August 2008	$14,280 + $268	**$	0.13275	109,592	—	109,592
*15 August 2008	$14,280 + $180	**$	0.13275	108,928	—	108,928
*15 September 2008	$12,240 + $83	**$	0.1327	92,830		92,830
TOTAL						2,137,652
						(541,709 issued until end August 2007)

First Mirage, Inc.

Date	Amount + interest	Conversion price		# of shares	Exceptions	Total shares

15 Feb 2007	$5,950 + $2,514		$0.21375	39,592	Principal payment was advanced to February 12th at a price pr share of $0.21375 - additional conversion at $0.25 of $17,500 (70,000 shares)	109,592
15 March 2007	$5,950 + $623		$0.193	34,102	—	34,102
15 April 2007	$5,950 + $650		$0.18	36,664	—	36,664
15 May 2007	Payment deferred at request of investor		—	—	—	—
15 June 2007	Payment deferred at request of investor		—	—	—	—
15 July 2007	Payment deferred at request of investor		—	—	—	—
15 August 2007	$15,423 + $ 2,397		$0.1782	100,000	—	100,000
*15 September 2007	$5,950 + $ 504	**$	0.13275	48,620	—	48,620
*15 October 2007	$5,950 + $ 448	**$	0.13275	48,203	—	48,203
*15 November 2007	$5,950 + $ 423	**$	0.13275	48,011	—	48,011
*15 December 2007	$5,950 + $ 370	**$	0.13275	47,614	—	47,614
*15 January 2008	$5,950 + $ 342	**$	0.13275	47,402	—	47,402
*15 February 2008	$5,950 + $ 302	**$	0.13275	47,098	—	47,098
*15 March 2008	$5,950 + $ 245	**$	0.13275	46,666	—	46,666
*15 April 2008	$5,950 + $ 221	**$	0.13275	46,488	—	46,488
*15 May 2008	$5,950 + $ 175	**$	0.13275	46,140	—	46,140
*15 June 2008	$5,950 + $ 140	**$	0.13275	45,879	—	45,879
*15 July 2008	$5,950 + $ 97	**$	0.13275	45,551	—	45,551
*15 August 2008	$5,950 + $ 60	**$	0.13275	45,270	—	45,270
* 15 September 2008	$2,8827.22 + $ 19	**$	0.13275	21,442	—	21,442

TOTAL						864,742
						(280,358 issued until end August 2007)

Generation Capital Associates

Date	Amount + interest	Conversion price		# of shares	Exceptions	shares

15 Feb 2007	$5,950 + $2,514		$0.21375	39,592	Principal payment was advanced to February 12th at a price pr share of $0.21375 - additional conversion at $0.25 of $17,500 (70,000 shares)	109,592
15 March 2007	$5,950 + $623		$0.193	34,102	—	34,102
15 April 2007	$5,950 + $650		$0.18	36,664	—	36,664
15 May 2007	Payment deferred at request of investor		—	—	—	—
15 June 2007	Payment deferred at request of investor		—	—	—	—
15 July 2007	Payment deferred at request of investor		—	—	—	—
15 August 2007	$12,795 + $ 2,279		$0.150735	100,000	Conversion on the 9th of August	100,000
*15 September 2007	$5,950 + $ 623	**$	0.13275	49,516	—	49,516
*15 October 2007	$5,950 + $ 466	**$	0.13275	48,333	—	48,333
*15 November 2007	$5,950 + $ 441	**$	0.13275	48,146	—	48,146
*15 December 2007	$5,950 + $ 388	**$	0.13275	47,744	—	47,744
*15 January 2008	$5,950 + $ 360	**$	0.13275	47,537	—	47,537
*15 February 2008	$5,950 + $ 320	**$	0.13275	47,232	—	47,232
*15 March 2008	$5,950 + $ 262	**$	0.13275	46,792	—	46,792
*15 April 2008	$5,950 + $ 239	**$	0.13275	46,623	—	46,623
*15 May 2008	$5,950 + $ 192	**$	0.13275	46,270	—	46,270
*15 June 2008	$5,950 + $ 158	**$	0.13275	46,014	—	46,014
*15 July 2008	$5,950 + $ 114	**$	0.13275	45,681	—	45,681
*15 August 2008	$5,950 + $ 77	**$	0.13275	45,405	—	45,405
*15 September 2008	$5,492 + $ 37	**$	0.13275	41,375	—	41,375

TOTAL						886,724
						(280,358 issued until end August 2007)

The Hart Organization

Date	Amount + interest	Conversion price		# of shares	Exceptions	Total shares

15 Feb 2007	$2380+$1005		$0.21375	15,233	Principal payment was advanced to February 12th at a price pr share of $0.21375 -additional conversion at $0.25 of $10,000 (40,000 shares)	55,233
15 March 2007	$2380 + $231		$0.193	13,545	—	13,545
15 April 2007	$2380 + $239		$0.18	14,552	—	14,552
15 May 2007	Payment deferred at request of investor		—	—	—	—
15 June 2007	Payment deferred at request of investor		—	—	—	—
15 July 2007	Payment deferred at request of investor		—	—	—	—
15 August 2007	Payment deferred at request of investor		—	—	—	—
*15 September 2007	$2380 + $1102	**$	0.13275	26,229	—	26,229
*15 October 2007	$2380 + $200	**$	0.13275	19,438	—	19,438
*15 November 2007	$2380 + $191	**$	0.13275	19,367	—	19,367
*15 December 2007	$2380 + $169	**$	0.13275	19,202	—	19,202
*15 January 2008	$2380 + $159	**$	0.13275	19,123	—	19,123
*15 February 2008	$2380 + $142	**$	0.13275	19,001	—	19,001
*15 March 2008	$2380 + $118	**$	0.13275	18,818	—	18,818
*15 April 2008	$2380 + $110	**$	0.13275	18,758	—	18,758
*15 May 2008	$2380 + $91	**$	0.13275	18,613	—	18,613
*15 June 2008	$2380 + $78	**$	0.13275	18,514	—	18,514
*15 July 2008	$2380 + $60	**$	0.13275	18,377	—	18,377
*15 August 2008	$2380 + $45	**$	0.13275	18,270	—	18,270
*15 September 2008	$2380 + $29	**$	0.13275	18,149	—	18,149
*15 October 2008	$1920 + $13	**$	0.13275	14,558.00	—	14,558.00
TOTAL						349,747
						(83,330 issue until end August 2007)

Platinum Partner Long Term Growth IV

Date	Amount + interest	Conversion price		# of shares	Exceptions	Total shares

15 Feb 2007	$16,660 + $7,058		$0.219	108,299	—	108,299
15 March 2007	$16,660 + $2,046		$0.193	97,046	—	97,046
15 April 2007	$16,660 + $2,152		$0.18	104,509	—	104,509
15 May 2007	$16,660 + $1,973		$0.162	114,910	—	114,910
15 June 2007	$16,660 + $1,925		$0.143	130,013	—	130,013
15 July 2007	$16,660 +$1,754		$0.138	133,869	—	133,869
15 August 2007	$16,660 + $1,699		$0.1788	102,678	—	102,678
*15 September 2007	$16,660 + $1,585	**$	0.13275	137,444	—	137,444
*15 October 2007	$16,660 + $1,425	**$	0.13275	136,234	—	136,234
*15 November 2007	$16,660 + $1,359	**$	0.13275	135,739	—	135,739
*15 December 2007	$16,660 + $1,206	**$	0.13275	134,583	—	134,583
*15 January 2008	$16,660 +$1,133	**$	0.13275	134,033	—	134,033
*15 February 2008	$16,660 + $1020	**$	0.13275	133,181	—	133,181
*15 March 2008	$16,660 + $848	**$	0.13275	131,887	—	131,887
*15 April 2008	$16,660 + $793	**$	0.13275	131,475	—	131,475
*15 May 2008	$16,660 + $658	**$	0.13275	130,457	—	130,457
*15 June 2008	$16,660 + $567	**$	0.13275	129,770	—	129,770
*15 July 2008	$16,660 + $439	**$	0.13275	128,807	—	128,807
*15 August 2008	$16,660 + $341	**$	0.13275	128,064	—	128,064
*15 September 2008	$16,660 + $227	**$	0.13275	127,212	—	127,212
*15 October 2008	$16,660 +$110	**$	0.13275	126,331	—	126,331
*15 November 2008	$140 + $1	**$	0.13275	1,062	—	1,062
TOTAL						2,510,209
						(791'324 issued until end August 2007)

Centurion Microcap, LP
Date	Amount + interest	Conversion price		# of shares	Exceptions	shares

15 Feb 2007	$23,880 + $10,014		$0.2055	164,076	Principal payment was converted on Feb 1st at request of investor at different conversion price. Remaining interest until the 15th converted at $0.219	164,076
15 March 2007	$23,880 + $2,441		$0.193 / $0.19	134,333	$11,900 + $1250 interest converted on March 6th at a price of $0.19 - additional conversion at $0.25 of $37,500 = 150,000 shares	284,333
15 April 2007	$23,880 + $2,449		$0.183	134,888	Early conversion at request of investor at a price of $0.183	134,888
15 May 2007	$23,880 + $2,325		$0.162	161,117	—	161,117
15 June 2007	$23,800 + $3,462		$0.1425	191,310	Conversion on June 27th at request of investor	191,310
15 July 2007	$23,800 + $2,825		$0.1365	195,054	Conversion on Aug 3rd at request of investor	195,054
15 August 2007	$23,800 + $355		$0.143	168,916	Conversion on Aug 8th at request of investor	168,916
*15 September 2007	$23,800 + $2,464	**$	0.13275	197,849	—	197,849
*15 October 2007	$23,800 + $1,789	**$	0.13275	192,762	—	192,762
*15 November 2007	$23,800 + $1,687	**$	0.13275	191,993	—	191,993
*15 December 2007	$23,800 + $1,476	**$	0.13275	190,404	—	190,404
*15 January 2008	$23,800 + $1,364	**$	0.13275	189,557	—	189,557
*15 February 2008	$23,800 + $1,202	**$	0.13275	188,339	—	188,339
*15 March 2008	$23,800 + $973	**$	0.13275	186,615	—	186,615
*15 April 2008	$23,800 + $878	**$	0.13275	185,902	—	185,902
*15 May 2008	$23,800 + $694	**$	0.13275	184,510	—	184,510
*15 June 2008	$23,800 + $555	**$	0.13275	183,466	—	183,466
*15 July 2008	$23,800 + $381	**$	0.13275	182,152	—	182,152
*15 August 2008	$23,800 + $232	**$	0.13275	181,030	—	181,030
*15 September 2008	$23,800 + $70	**$	0.13275	78,117	—	78,117
TOTAL						3,632,389
						(1,299,694 issued until August 2007)

Alpha Capital Anstalt

Date	Amount + interest	Conversion price		# of shares	Exceptions	Total shares
January 2007					Conversion of $25,000 at $0.25 = 100,000 shares at Jan 25th 2007	100,000
15 Feb 2007	$14,280 + $5,912		$0.219	92,199 + 68213	early conversion at $0.21 of $14,280 0n Feb 5 and 13 - additional conversion at $0.25 of $20,000 = 80,000 shares	240,412
15 March 2007	$14,280 + $1,600		$0.193	81,295	Additional issue of $30,000 shares on March 28th 2007 of 161,290 shares	242,587
15 April 2007	$14,280 + $1,674		$0.18	86,209	—	86,209
15 May 2007	$14,280 + $1,527		$0.162	97,874	—	97,874
15 June 2007	Payment deferred at request of investor		—	—	—	—
15 July 2007	Payment deferred at request of investor		—	—	—	—
15 August 2007	Payment deferred at request of investor		—	—	—	—
*15 September 2007	$14,280 + $4,526	**$	0.13275	141,664	—	141,664
*15 October 2007	$14,280 + $1010	**$	0.13275	115,179	—	115,179
*15 November 2007	$14,280 + $947	**$	0.13275	114,701	—	114,701
*15 December 2007	$14,280 + $822	**$	0.13275	113,764	—	113,764
*15 January 2008	$14,280 + $753	**$	0.13275	113,240	—	113,240
*15 February 2008	$14,280 + $656	**$	0.13275	112,509	—	112,509
*15 March 2008	$14,280 + $522	**$	0.13275	111,506	—	111,506
*15 April 2008	$14,280 + $4613	**$	0.13275	111,047	—	111,047
*15 May 2008	$14,280 + $353	**$	0.13275	110,228	—	110,228
*15 June 2008	$14,280 + $267	**$	0.13275	109,585	—	109,585
*15 July 2008	$14,280 + $165	**$	0.13275	108,813	—	108,813
*15 August 2008	$10,800 + $73	**$	0.13275	81,908		81,908
TOTAL						2,111,225
						(705,000 issues until August)

Vision Opportunity Master Fund, Ltd.

Date	Amount + interest	Conversion price		# of shares	Exceptions	shares

15 Feb 2007	$47,600 + $20,164		$0.219	309,426	—	309,426
15 March 2007	$47,600 + $5,845		$0.193	277,276	—	277,276
15 April 2007	$47,600 + $6,148		$0.18	298,598	—	298,598
15 May 2007	$47,600 + $5,636		$0.162	328,316	—	328,316
15 June 2007	$47,600 + $5,501		$0.143	371,464	—	371,464
15 July 2007	$47,600 + $5,010		$0.138	382,482	—	382,482
15 August 2007	$47,600 + $4,854		$0.1788	293,367	—	293,367
*15 September 2007	$47,600 + $4,531	$	**0.13275	392,697	—	392,697
*15 October 2007	$47,600 + $4,071	$	**0.13275	389,239	—	389,239
*15 November 2007	$47,600 + $3,884	$	**0.13275	387,825	—	387,825
*15 December 2007	$47,600 + $3,445	$	**0.13275	384,523	—	384,523
*15 January 2008	$47,600 + $3,237	$	**0.13275	382,952	—	382,952
*15 February 2008	$47,600 + $2,913	$	**0.13275	380,516	—	380,516
*15 March 2008	$47,600 + $2,423	$	**0.13275	376,821	—	376,821
*15 April 2008	$47,600 + $2,267	$	**0.13275	375,643	—	375,643
*15 May 2008	$47,600 + $1,881	$	**0.13275	372,735	—	372,735
*15 June 2008	$47,600 + $1,620	$	**0.13275	370,771	—	370,771
*15 July 2008	$47,600 + $1,255	$	**0.13275	368,019	—	368,019
*15 August 2008	$47,600 + $973	$	**0.13275	365,898	—	365,898
*15 September 2008	$47,600 + $650	$	**0.13275	363,462	—	363,462
*15 October 2008	$47,600 + $316	$	**0.13275	360,946	—	360,946
*15 November 2008	$400 + $2.7	$	**0.13275	3,034	—	3,034
TOTAL						7,172,030
						(2,260,929 issued until August 2007)

*	All payments from September 2007 forward are subject to actual conversion by Company, if investor does not defer or delay payments or choose to convert additional amounts at $0.25.

**	The price per share used in the calculation of future payment (from September forward) was calculated as 75% of the average of the closing bid293,367 price in the 5 last trading days in July.

March 2007 Financing

On March 27, 2007, we entered into and consummated a subscription agreement with a group of accredited investors providing for the issuance to the Investors of our 8% convertible notes in the principal amount of $3,000,000. The notes mature two years from the date of issuance.

Upon an event of default the interest rate will automatically be increased to 15%. Events of default under the Notes include our default of a material term, covenant, warranty or undertaking of any of the financing document to which we and the holder of the Notes are parties. In addition, specific events of default include the failure to make payments under the Notes when due (plus a five-day grace period), our bankruptcy or insolvency, entering of a judgment against us (and the non-payment for 45 days thereafter) in the amount of $50,000 or more and the removal of our securities from the OTC Bulletin Board. The holders of the Notes have indicated their consent that that first payment that was due on June 27, 2007, and that remains unpaid, will not be payable until September 27, 2007. As a result, no event of default has occurred under the Notes.

Under the terms of the transactional documents, all rights and benefits to be granted to the investors (including the security interest) are identical to and are intended to be shared equally with holders of convertible notes and warrants issued by the Company as of November 15, 2006. In addition, all repayment and conversion terms of and registration rights relating to these notes are identical to those contained in the notes issued in November 2006.

Most of the proceeds from this financing will be used for research and development, including but not limited to, research and development to upgrade existing products, new product development, engagement in joint ventures with strategic partners to develop new opportunities and markets for both new and existing products.

We believe that the proceeds from the sale of the notes will be sufficient to sustain us through the next 12 months. Nevertheless, the aforementioned factors raise substantial doubt about our ability to continue as a going concern. We anticipate that in order to fulfill our plan of operation including repayment of certain bank debt, a convertible debenture, and other liabilities, we will need to seek debt and/or equity financing from outside sources. We are currently pursuing debt and equity capital formation activities in order to increase our working capital and overall solvency positions.

We further believe that we will be in a position to meet our repayment obligations under the notes. However, we intend to exercise our option to repay the amounts due under the Notes issued in November 2006 and March 2007 in shares of our common stock.

The following table sets forth, with respect to the notes issued in March 2007, the interest payments for each investor in cash and payment in shares of our common stock, assuming a fixed conversion price per share of $0.25, and further assuming that the first payment is not due until September 27, 2007.  No amounts for potential liquidated damages have been included since we do not believe that we will be subject to such damages.

Truk International Fund

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	1,548	1,311	0.13275	21,537
27 October 2007	1,548	209	0.13275	13,235
27 November 2007	1,548	199	0.13275	13,160
27 December 2007	1,548	183	0.13275	13,040
27 January 2008	1,548	179	0.13275	13,009
27 February 2008	1,548	167	0.13275	12,919
27 March 2008	1,548	149	0.13275	12,783
27 April 2008	1,548	146	0.13275	12,761
27 May 2008	1,548	132	0.13275	12,655
27 June 2008	1,548	126	0.13275	12,610
27 July 2008	1,548	112	0.13275	12,505
27 August 2008	1,548	105	0.13275	12,452
27 September 2008	1,548	94	0.13275	12,369
27 October 2008	1,548	84	0.13275	12,294
27 November 2008	1,548	73	0.13275	12,211
27 December 2008	1,548	63	0.13275	12,136
27 January 2009	1,548	53	0.13275	12,060
27 February 2009	1,548	42	0.13275	11,977
27 March 2009	1,548	29	0.13275	11,879
27 April 2009	1,548	21	0.13275	11,819
27 May 2009	1,548	10	0.13275	11,736
TOTAL	32,508	3,487		21,537

Truk Oppurtunity

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	10,357	8,771	0.13275	144,090
27 October 2007	10,357	1,399	0.13275	88,557
27 November 2007	10,357	1,329	0.13275	88,030
27 December 2007	10,357	1,226	0.13275	87,254
27 January 2008	10,357	1,196	0.13275	87,028
27 February 2008	10,357	1,120	0.13275	86,456
27 March 2008	10,357	996	0.13275	85,522
27 April 2008	10,357	980	0.13275	85,401
27 May 2008	10,357	885	0.13275	84,685
27 June 2008	10,357	844	0.13275	84,377
27 July 2008	10,357	749	0.13275	83,661
27 August 2008	10,357	704	0.13275	83,322
27 September 2008	10,357	630	0.13275	82,765
27 October 2008	10,357	560	0.13275	82,237
27 November 2008	10,357	490	0.13275	81,710
27 December 2008	10,357	420	0.13275	81,183
27 January 2009	10,357	352	0.13275	80,670
27 February 2009	10,357	280	0.13275	80,128
27 March 2009	10,357	191	0.13275	79,458
27 April 2009	10,357	140	0.13275	79,073
27 May 2009	10,357	68	0.13275	78,531
TOTAL	217,497	23,330	0.13275	1,814,139

Marvin Mermelstein

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	7,143	6,049	0.13275	99,375
27 October 2007	7,143	965	0.13275	61,077
27 November 2007	7,143	917	0.13275	60,716
27 December 2007	7,143	845	0.13275	60,173
27 January 2008	7,143	825	0.13275	60,023
27 February 2008	7,143	772	0.13275	59,623
27 March 2008	7,143	687	0.13275	58,983
27 April 2008	7,143	676	0.13275	58,900
27 May 2008	7,143	611	0.13275	58,411
27 June 2008	7,143	582	0.13275	58,192
27 July 2008	7,143	517	0.13275	57,702
27 August 2008	7,143	485	0.13275	57,461
27 September 2008	7,143	434	0.13275	57,077
27 October 2008	7,143	386	0.13275	56,716
27 November 2008	7,143	338	0.13275	56,354
27 December 2008	7,143	290	0.13275	55,992
27 January 2009	7,143	243	0.13275	55,638
27 February 2009	7,143	193	0.13275	55,262
27 March 2009	7,143	132	0.13275	54,802
27 April 2009	7,143	97	0.13275	54,539
27 May 2009	7,143	47	0.13275	54,162
TOTAL	150,003	16,089	0.13275	1,251,179

Nite Capital LP

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	11,905	10,082	0.13275	165,627
27 October 2007	11,905	1,609	0.13275	101,800
27 November 2007	11,905	1,528	0.13275	101,190
27 December 2007	11,905	1,409	0.13275	100,294
27 January 2008	11,905	1,375	0.13275	100,038
27 February 2008	11,905	1,287	0.13275	99,375
27 March 2008	11,905	1,144	0.13275	98,298
27 April 2008	11,905	1,126	0.13275	98,162
27 May 2008	11,905	1,018	0.13275	97,348
27 June 2008	11,905	971	0.13275	96,994
27 July 2008	11,905	861	0.13275	96,166
27 August 2008	11,905	809	0.13275	95,774
27 September 2008	11,905	724	0.13275	95,134
27 October 2008	11,905	643	0.13275	94,524
27 November 2008	11,905	563	0.13275	93,921
27 December 2008	11,905	483	0.13275	93,318
27 January 2009	11,905	404	0.13275	92,723
27 February 2009	11,905	322	0.13275	92,105
27 March 2009	11,905	219	0.13275	91,330
27 April 2009	11,905	161	0.13275	90,893
27 May 2009	11,905	78	0.13275	90,267
TOTAL	250,005	26,816	0.13275	2,085,281

Vision Oppurtunity

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	47,619	40,329	0.13275	662,508
27 October 2007	47,619	6,434	0.13275	407,179
27 November 2007	47,619	6,112	0.13275	404,753
27 December 2007	47,619	5,636	0.13275	401,168
27 January 2008	47,619	5,500	0.13275	400,143
27 February 2008	47,619	5,147	0.13275	397,484
27 March 2008	47,619	4,578	0.13275	393,198
27 April 2008	47,619	4,504	0.13275	392,640
27 May 2008	47,619	4,070	0.13275	389,371
27 June 2008	47,619	3,883	0.13275	387,962
27 July 2008	47,619	3,444	0.13275	384,655
27 August 2008	47,619	3,235	0.13275	383,081
27 September 2008	47,619	2,895	0.13275	380,520
27 October 2008	47,619	2,574	0.13275	378,102
27 November 2008	47,619	2,252	0.13275	375,676
27 December 2008	47,619	1,930	0.13275	373,250
27 January 2009	47,619	1,618	0.13275	370,900
27 February 2009	47,619	1,287	0.13275	368,407
27 March 2009	47,619	877	0.13275	365,318
27 April 2009	47,619	643	0.13275	363,556
27 May 2009	47,619	313	0.13275	361,070
TOTAL	999,999	107,262	0.13275	8,340,942

Monarch Capital

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	11,905	10,082	0.13275	165,627
27 October 2007	11,905	1,609	0.13275	101,800
27 November 2007	11,905	1,528	0.13275	101,190
27 December 2007	11,905	1,409	0.13275	100,294
27 January 2008	11,905	1,375	0.13275	100,038
27 February 2008	11,905	1,287	0.13275	99,375
27 March 2008	11,905	1,144	0.13275	98,298
27 April 2008	11,905	1,126	0.13275	98,162
27 May 2008	11,905	1,018	0.13275	97,348
27 June 2008	11,905	971	0.13275	96,994
27 July 2008	11,905	861	0.13275	96,166
27 August 2008	11,905	809	0.13275	95,774
27 September 2008	11,905	724	0.13275	95,134
27 October 2008	11,905	643	0.13275	94,524
27 November 2008	11,905	563	0.13275	93,921
27 December 2008	11,905	483	0.13275	93,318
27 January 2009	11,905	404	0.13275	92,723
27 February 2009	11,905	322	0.13275	92,105
27 March 2009	11,905	219	0.13275	91,330
27 April 2009	11,905	161	0.13275	90,893
27 May 2009	11,905	78	0.13275	90,267
TOTAL	250,005	26,816	0.13275	2,085,281

Brio Capital

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	7,143	6,049	0.13275	99,375
27 October 2007	7,143	965	0.13275	61,077
27 November 2007	7,143	917	0.13275	60,716
27 December 2007	7,143	845	0.13275	60,173
27 January 2008	7,143	825	0.13275	60,023
27 February 2008	7,143	772	0.13275	59,623
27 March 2008	7,143	687	0.13275	58,983
27 April 2008	7,143	676	0.13275	58,900
27 May 2008	7,143	611	0.13275	58,411
27 June 2008	7,143	582	0.13275	58,192
27 July 2008	7,143	517	0.13275	57,702
27 August 2008	7,143	485	0.13275	57,461
27 September 2008	7,143	434	0.13275	57,077
27 October 2008	7,143	386	0.13275	56,716
27 November 2008	7,143	338	0.13275	56,354
27 December 2008	7,143	290	0.13275	55,992
27 January 2009	7,143	243	0.13275	55,638
27 February 2009	7,143	193	0.13275	55,262
27 March 2009	7,143	132	0.13275	54,802
27 April 2009	7,143	97	0.13275	54,539
27 May 2009	7,143	47	0.13275	54,162
TOTAL	150,003	16,089	0.13275	1,251,179

The Tailwind Fund

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	20,238	6,049	0.13275	198,019
27 October 2007	20,238	965	0.13275	159,721
27 November 2007	20,238	917	0.13275	159,360
27 December 2007	20,238	845	0.13275	158,817
27 January 2008	20,238	825	0.13275	158,667
27 February 2008	20,238	772	0.13275	158,267
27 March 2008	20,238	687	0.13275	157,627
27 April 2008	20,238	676	0.13275	157,544
27 May 2008	20,238	611	0.13275	157,055
27 June 2008	20,238	582	0.13275	156,836
27 July 2008	20,238	517	0.13275	156,347
27 August 2008	20,238	485	0.13275	156,105
27 September 2008	20,238	434	0.13275	155,721
27 October 2008	20,238	386	0.13275	155,360
27 November 2008	20,238	338	0.13275	154,998
27 December 2008	20,238	290	0.13275	154,637
27 January 2009	20,238	243	0.13275	154,282
27 February 2009	20,238	193	0.13275	153,906
27 March 2009	20,238	132	0.13275	153,446
27 April 2009	20,238	97	0.13275	153,183
27 May 2009	20,238	47	0.13275	152,806
TOTAL	424,998	16,089	0.13275	3,322,704

Solomon Strategic

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	3,571	3,025	0.13275	49,687
27 October 2007	3,571	483	0.13275	30,539
27 November 2007	3,571	458	0.13275	30,350
27 December 2007	3,571	423	0.13275	30,087
27 January 2008	3,571	413	0.13275	30,011
27 February 2008	3,571	386	0.13275	29,808
27 March 2008	3,571	343	0.13275	29,484
27 April 2008	3,571	338	0.13275	29,446
27 May 2008	3,571	305	0.13275	29,198
27 June 2008	3,571	291	0.13275	29,092
27 July 2008	3,571	258	0.13275	28,844
27 August 2008	3,571	243	0.13275	28,731
27 September 2008	3,571	217	0.13275	28,535
27 October 2008	3,571	193	0.13275	28,354
27 November 2008	3,571	169	0.13275	28,173
27 December 2008	3,571	145	0.13275	27,992
27 January 2009	3,571	121	0.13275	27,812
27 February 2009	3,571	97	0.13275	27,631
27 March 2009	3,571	66	0.13275	27,397
27 April 2009	3,571	48	0.13275	27,262
27 May 2009	3,571	23	0.13275	27,073
TOTAL	74,991	8,045	0.13275	625,507

Double U Master

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	9,524	8,066	0.13275	132,505
27 October 2007	9,524	1,287	0.13275	81,439
27 November 2007	9,524	1,222	0.13275	80,949
27 December 2007	9,524	1,127	0.13275	80,234
27 January 2008	9,524	1,100	0.13275	80,030
27 February 2008	9,524	1,029	0.13275	79,495
27 March 2008	9,524	916	0.13275	78,644
27 April 2008	9,524	901	0.13275	78,531
27 May 2008	9,524	814	0.13275	77,876
27 June 2008	9,524	777	0.13275	77,597
27 July 2008	9,524	689	0.13275	76,934
27 August 2008	9,524	647	0.13275	76,618
27 September 2008	9,524	579	0.13275	76,105
27 October 2008	9,524	515	0.13275	75,623
27 November 2008	9,524	450	0.13275	75,134
27 December 2008	9,524	386	0.13275	74,652
27 January 2009	9,524	324	0.13275	74,185
27 February 2009	9,524	257	0.13275	73,680
27 March 2009	9,524	175	0.13275	73,062
27 April 2009	9,524	129	0.13275	72,716
27 May 2009	9,524	63	0.13275	72,218
TOTAL	200,004	21,452	0.13275	1,668,226

Puritan LLC

Date	Amount -$	Interest- $	Conversion price-$	Total shares
27 September 2007	11,905	17,140	0.13275	218,795
27 October 2007	11,905	2,735	0.13275	110,282
27 November 2007	11,905	2,598	0.13275	109,250
27 December 2007	11,905	2,395	0.13275	107,721
27 January 2008	11,905	2,338	0.13275	107,292
27 February 2008	11,905	2,188	0.13275	106,162
27 March 2008	11,905	1,946	0.13275	104,339
27 April 2008	11,905	1,914	0.13275	104,098
27 May 2008	11,905	1,730	0.13275	102,712
27 June 2008	11,905	1,650	0.13275	102,109
27 July 2008	11,905	1,464	0.13275	100,708
27 August 2008	11,905	1,375	0.13275	100,038
27 September 2008	11,905	1,231	0.13275	98,953
27 October 2008	11,905	1,094	0.13275	97,921
27 November 2008	11,905	957	0.13275	96,889
27 December 2008	11,905	820	0.13275	95,857
27 January 2009	11,905	688	0.13275	94,863
27 February 2009	11,905	547	0.13275	93,800
27 March 2009	11,905	373	0.13275	92,490
27 April 2009	11,905	273	0.13275	91,736
27 May 2009	11,905	133	0.13275	90,682
TOTAL	250,005	45,586	0.13275	2,226,697

Brasshorn, Ltd.

Date	Amount	Nature
27 March, 2007	$300.000	Finder’s Fee

Significant Customers

For the years ended December 31, 2006, and 2005, we had certain customers that accounted for more than ten percent (10%) of total revenues, as follows:

	2006	2005
Ministry of Defense	$643,612	$610,279
IMI	104,342	168,681

BUSINESS

General

We were incorporated under the laws of Nevada on March 25, 1986, under the name Beeper Plus, Inc. In April 2001, we consummated a Purchase and Sale transaction for the sale of our paging business known as The Sports Page and Score Page to BeepMe, a third party vendor and our creditor. As a consequence of the sale of our paging business, we ceased business operations in the paging business. In July 2003, we changed our name to Western Gaming Corporation. Under that name we were in the business of collecting, organizing and disseminating timely sports information through wireless services to individual and corporate customers throughout the United States, Canada and the Caribbean, as well as news information through a network of resellers.

On July 21, 2005, we entered into a Stock Purchase Agreement with the sole shareholder of Inrob Ltd., Ben-Tsur Joseph, whereby all of the issued and outstanding shares of Inrob Ltd. (10,020 shares of common stock) were acquired by us for a total of 26,442,585 shares of Common Stock, issued after the reverse split of the Common Stock at the rate of 10.98 shares of old Common Stock for each one share of new Common Stock. As part of the reverse merger, 2,057,415 shares of our Common Stock were purchased by Inrob Ltd on behalf of Mr. Joseph. Thereafter, Mr. Joseph entered into a Share Transfer and Loan Agreement with Inrob Ltd. whereby Inrob Ltd. transferred to Mr. Joseph 2,057,415 shares of our Common Stock in exchange for a promissory note issued by Mr. Joseph in the amount of $475,000. The name of our Company was changed to Inrob Tech Ltd. effective August 17, 2006.

The shares issued to Mr. Joseph, together with the shares issued to Inrob Ltd. in the reverse merger, gave Mr. Joseph, at the time of the transaction, control over approximately 95% of the issued and outstanding shares of our common stock immediately after the effectiveness of the reverse split. As part of the transaction with Mr. Joseph, Mr. Frank DeRenzo, our former President and former controlling shareholder, received a total of 350,000 shares of post reverse common stock for consultancy services provided in the past.

General Information

Inrob Ltd., our wholly owned Israel based subsidiary (herein referred to as “Inrob Ltd.”), was established in 1988 as an engineering firm providing a cost-efficient solution for organizations to outsource maintenance of critical and sophisticated equipment. Through Inrob Ltd., we now provide maintenance support of industrial electronic, electro-mechanical, optical and other scientific equipment, mainly to customers in the defense industry. We also develop, integrate and produce advanced wireless control solutions for unmanned vehicle (UVR) robots. Our remote control systems are the "brains" for many UVR solutions. Our objective is to be a world leader in the development and production of advanced wireless control systems and integrated solutions for robots. We aim to provide integrated solutions to meet the needs of a wide range of mission-critical military, law enforcement and civilian applications.

Inrob's current maintenance activity encompasses the repair and calibration of technologically advanced instruments and systems for companies and organizations such as the Israeli defense forces and Ministry of defense, various defense oriented industries, hospitals and medical centers, universities and academic institutes, laboratories and research centers, energy and infrastructure facilities, communication companies and transport and aviation organizations.

Inrob's maintenance staff is composed of experienced staff and support technicians. Inrob's personnel is regularly updated with current technological evolutions and participates on a regular basis in further training to keep themselves up to date with developments in Inrob's field of operation. For the supply of its maintenance services, Inrob keeps a large and versatile array of high end, top of the line, electronic testing and repair appliances available for such use.

The current nature of Israel's security situation coupled with our close work with the Israel Defense Forces ("IDF") and the Israeli police, have helped us gain extensive experience in a wide range of military and law enforcement UVR applications and control solutions. We have the ability to provide fast and reliable solutions to meet the immediate operational needs of front-line IDF units as they arise. We recently began targeting the civilian applications market, which includes dangerous tasks such as nuclear plant maintenance, inspection and decommissioning, the demolition industry, firefighting, and rescue services.

Our UVR solutions include:

•	Remote control systems (the "brains" of any robot);

•	Complete robot systems;

•	Customized solutions

We are certified to design, manufacture and maintain electronic, optical and electro-mechanical equipment and are a certified supplier to the Israel Defense Forces and the Israeli Air Force. We have also been issued a certificate from the Israeli Air Force stating that our quality system is approved to perform inspection of products and services supplied to the Israeli Air Force.

Market for our Products

Robots are increasingly used in tasks involving any of the "three Ds" -- dirty, dangerous or dull. Many commercial industries have successfully made use of robotic technology in well-structured ground environments such as manufacturing and in semi structured environments such as automated agriculture. There is also extensive use of unmanned vehicles in the relatively uncluttered environments of air and sea operations. However, perhaps the most difficult challenge for robots today is the use of unmanned ground vehicles in the unstructured, complex and changing outdoor environment of land operations.

Our target market is the full range of military, law enforcement and civilian mission-critical applications for unmanned ground vehicles. We have particular expertise and experience in such applications of UVRs.

Advances in remote-control technologies are leading to increased use of UVRs. For example, UVRs are expected to produce significant changes in ground warfare. Under a plan presented to the US Congress by Senator John Warner of Virginia in 2000, by 2015 one-third of US ground combat vehicles would be unmanned. The Senate Armed Services Committee responded by earmarking $246 million in the 2001 budget for research in unmanned ground and air systems. The US defense budget also includes significant funding for unmanned vehicle projects including research by the Defense Advanced Research Projects Agency (DARPA), which develops advanced technologies for the US Army's future combat systems. We have with one relatively insignificant exception made no sales outside of Israel to date, and cannot assure you that sales to the United States or other countries will be made on commercially acceptable terms, if at all.

Over time, robotic technologies will enable UVRs to be more independent. Autonomous and semi autonomous mobile robots maneuvering between obstacles in real environments and operating independently, is one of the most challenging research and development topics in mobile robotics today. The control algorithms under development include collecting information from various sensors (laser range finders, ultrasonic sensors, infrared sensors), processing this information, including use of artificial intelligence, and generating real-time instructions for the desired robot motion.

Military Applications:

Explosive Ordinance Disposal (EOD) . Robots reduce or eliminate the bomb technician's time-on-target. Procedures performed during bomb disposal missions include surveillance and inspection, X-ray imaging, and disruption. These tasks require that sensors or tools be placed in close proximity to the threat. A robot takes risk out of potentially deadly scenarios and lets a bomb technician focus on what to do with the explosive device rather than on the immediate danger to his life.

Other Military Applications . There are many other military tasks that are candidates for UVR employment. These include:

•	Weapons platforms;

•	Reconnaissance and intelligence gathering;

•	Target acquisition, including a kamikaze role of guiding weapons to target;

•	Nuclear, biological and chemical (NBC) warfare surveillance and monitoring;

•	Ambushes;

•	Decoy and deception;

•	Combat engineering, including establishing and breaching obstacles;

•	Communications relay;

•	Remote sensors deployment and monitoring;

•	Deploying mines;

•	Forward area re-supply; and

•	Adding greater realism in training exercises.

Law Enforcement Applications:

Improvised Explosive Devices (IED) . This was one of the earliest applications of remotely controlled robots, developed by the British Army in the early 1970's for use in Northern Ireland. While there are many similarities between military and law enforcement bomb disposal operations, the threats are sufficiently different to treat the two as separate markets. In addition to EOD, law enforcement bomb disposal more likely involves dealing with relatively unstable explosive devices. The very act of approaching a suspected object can be dangerous as points along the path to the device may be booby-trapped. In addition, no matter how careful a bomb technician is in the inspection or handling of an IED, the possibility always exists that the bomber is waiting nearby to remotely operate the device or a secondary device when the bomb technician is within range. There are approximately 550 bomb squads in the United States. According to an April 2000 report prepared by the Counter Terrorism Technology Support Office (CTTSO), less than 30 percent are equipped with bomb disposal robots. While this percentage may have risen since September 11, 2001 we believe there exists a significant market in the United States for bomb disposal robots.

Other Law Enforcement Applications . Other likely law enforcement applications for robots include surveillance, SWAT tasks and exchanging messages during hostage negotiations.

Civilian Applications

Generally any industry or job involving the "three Ds" should consider a dedicated robot or remote operated conversion of their standard vehicle. Examples include nuclear plant maintenance, inspection and decommissioning and the demolition industry, which performs many dangerous tasks while pulling down a building. Another important civilian application is firefighting and rescue services.

Customer Needs Common for all Applications

A major customer need common for all applications is for integrated UVR systems with the ability to complete a total mission, versus an individual task. A robot may be able to perform a number of tasks very well, but if it fails or the user believes it will fail in the performance of one task required to complete a particular mission, its utility is greatly diminished. To meet this need UVR companies will have to provide integrated solutions that can be easily tailored to the users' mission requirements

Products and Services

Products

A variety of companies around the world currently manufacture robots for use in military, law enforcement and civilian applications. The size of these robots varies from as small as a shoebox to as large as a tele-operated tank. Control and traction methods vary considerably. Some are controlled by radio frequency while others use fiber optic or coax cable. Traction varies from tank-like tracks to multi-wheel combinations.

     Principal components of robots include the following:

Platform: This includes the motors, drive train, power source, and structural components. The platform could be a specially designed robot or a standard military or commercial vehicle

Operator Control Unit: This allows the user to control the robot and its functions in an intuitive fashion. The control unit is compact, lightweight, and easy to operate. It is made of durable waterproof materials, has its own battery source, and can operate under difficult and severe environmental conditions. The control unit allows two-way communication with the robot, i.e. it enables the operator to send instructions to the robot, as well as receive information back from the robot such as real-time video pictures, battery status, traveling speed, and temperature.

Communications: The communication system provides the clear transmission of data (operator instructions, video images, etc.) at the robot's operating range. Most robots use wireless radio frequency communication as the primary mode of communication, although some robots use a fiber optic cable.

Tools: These enable the robot to carry out its primary mission. Tools may include a manipulator with adequate reach and freedom, camera, disrupter, x-ray detector and various sensors and weapon systems.

We design and produce the operator control unit and the communication devices for the UVRs. When a customer requests that we produce a complete UVR, we outsource the UVR’s platform, tools and sensors to third party manufacturers. We have manufactured and sold our products, on each occasion on a customized basis.

 Services

Inrob Ltd. provides maintenance services for:

•	Laboratory equipment including: testing and measurement equipment, temperature chambers and x-ray equipment.

•	Industrial equipment including: balance machinery, presses, cleaning equipment and production lines.

•	Scientific and medical equipment including: spectrometry equipment, laser apparatuses and analytical tools.

•	Closed circuit television systems including: cameras, monitors and traverse sensors.

•	Optical equipment including: cameras and boroscopes.

•	Command and control equipment including: transmission and reception systems, control systems and robots.

•	Audio equipment including: recording equipment, announcing systems, amplification systems and sound systems.

•	Miscellaneous equipment including: power generators, fail-safe products, projectors and control rooms.

Most of the equipment used for providing such maintenance services is standard equipment purchased in the local market. Some of the equipment is special designated equipment that is purchased from the original manufacturers of the equipment we supply maintenance services for.

Manufacturing

We manufacture control and command units which includes the following devices: devices for the coordination of the driving mechanism, devices to control and command the "arms" of the robots, analyzing units for information received from the robot, dispersion of electric current, development of software for each custom made unit according to the relevant application;

We also manufacture electric and electro-mechanic units, including engine drivers, wiring, electric current supply model, and operating unit - ergonomics, device for communication with robot, software for operation and interface of remote control, development and manufacture of command and electronic cards.

Most of the equipment used for such production is standard equipment. Inrob Ltd. manufactures robots and control and command units that are sold as finished goods ready to use by the customer.

We are in the process of negotiating the acquisition of a manufacturing plant in the Philippines where we will be able to manufacture most of our own products on more favorable terms. We have not entered into any definitive agreements regarding this acquisition and there can be no assurance that the proposed transaction will be completed.

Regulation

Export Licensing

The export of our products is subject to licensing requirements imposed by the Israeli government and requires the approval of SIBAT, a Foreign Defense Assistance and Defense Export Department of the Israeli Ministry of Defense. Except for those regulations that affect businesses generally, we are not affected by any other government regulation

Business Licensing

In order to conduct a business in Israel, a business license is required. We have never received said license. We have applied for a license and have met all conditions. To complete the application, we will require the approval of construction plans for our leased premises by the municipal authority of the City of Yavne, where our main facility is located. Since we have moved our offices a number of times within the same office complex, this procedure takes longer than anticipated as we were required to restart the application process. Applications for a business license often strand in the local bureaucracy. Grant of the license by the municipality is subject to approvals by the fire department and other local authorities. Although Israeli law requires a license, it is not unusual for businesses to operate without one and enforcement of that requirement is rare.

All approvals required for the grant of the license have been obtained and we have submitted the final application to the City of Yavne. We believe that we will complete the application process within the next 60-90 days.

Competition

Our competitors include several large, defense contractors including:

•	Cybernetix, France

•	ESI, Canada

•	Foster-Miller, USA

•	Kentree, Ireland

•	OAO Robotics (acquired by Lockheed Martin, Dec. 2001), USA

•	Remotec (subsidiary of Northrop Grumman), USA

•	the Israel Aircraft Industries Ltd., the Israel Military Industries Ltd., Elbit Ltd., and Elop Ltd. (all Israeli companies).

These companies have significantly greater financial, technical and human resources than we do, as well as a wider range of products than we have. In addition, many of our competitors have much greater experience in marketing their products, as well as more established relationships with our target government customers. Our competitors may also have greater name recognition and more extensive customer bases that they can use to their benefit. As a result, we may have difficulty maintaining our market share.

We believe that our competitive edge is the quality, product features and level of integration of our solutions. Because of Israel's security situation and our close work with the Israel Defense Forces and the Israeli police, we have extensive experience in a wide range of military and law enforcement applications. We have the ability to provide fast and reliable solutions to meet the immediate operational needs of front-line IDF units as they arise.

According to research in the US, the most important issues in current UVR usage include the ability to provide integrated solutions and dependable control and communication systems. We have particular expertise and experience in these two critical areas. Overall, we believe that this experience gives our technology and applications a crucial competitive advantage.

Intellectual Property

We do not have any patents, trademarks or any other protection over our intellectual property. All of our intellectual property is "know how" and not original proprietary intellectual property. As such, it cannot be protected by patent or trademark. In addition, we do not have confidentiality agreements with any of our employees or suppliers with respect to our intellectual property. The theft or unauthorized use of our intellectual property is not sufficiently provided for, and our intellectual property is extremely susceptible to theft or unauthorized use. Any theft or unauthorized use of our intellectual property could materially adversely affect our operations.

Employees

As of December 31, 2006, we had 16 employees, as follows:

Number of Employees
Management	3
Service	4
Sound/Service Projects	5
Production/Products	4

In addition, our relationship with Ben-Tsur Joseph, our President, is governed by the terms of a management agreement.

There is currently a collective agreement signed between the labor federation and the industry union in Israel, which applies to the employees of Inrob Ltd. under an expansion order. We believe that our employee relations are good.

Description of Property

We own no real property. Our Registered Agent, Mr. Frank DeRenzo, allows us the use of his office as a United States address for a nominal fee of $500.00 per year. The space is sufficient for our needs.

For the year ended December 31, 2005, we were a party to a lease agreement for our premises in Israel, which expired in January, 2006. In 2006, we entered into a new one-year lease agreement, with an option to extend the agreement for an additional year for the use of 1,135 square meters of office and engineering/operations space. We may terminate the lease agreement upon 60-days notice. Future minimum annual payments (exclusive of taxes, insurance and maintenance costs) under the lease are approximately $91,935 for the calendar year 2006. This agreement was terminated, and in June 2006 Inrob Ltd. entered into a new lease agreement for the use of 300 square meters. The lease is for a period of 36 months. The monthly payments under the lease are $3.50 per square meter. The Company is also party to a lease agreement for a warehouse in Israel entered into in 1999 for the use of 175.3 square meters. The monthly payments under the lease are approximately $900.

Legal Proceedings

We are not aware of any pending or threatened litigation against us that we expect will have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Our sole director and executive officer is:

Name	Age	Position
Ben-Tsur Joseph	47	President, Chief Financial Officer and Director

Ben-Tsur Joseph, Co-founder, President and sole Director, co-founded our subsidiary, Inrob Ltd. in Israel in 1988, and was joint CEO until 1999. He has extensive experience and knowledge of unmanned air and ground vehicle operations and continues to work closely with major defense clients. Mr. Joseph is currently the President and sole Director of Inrob Israel. He is also the founder, CEO and director of Ben-Tsur Joseph Holdings, Ltd.  He also acted as Chief Executive Officer of Elina Industries from 1989 to 2004. During 2000 and 2001 Mr. Joseph was chairman of Elad Hotels, an Israeli publicly traded company. He was also Chief Executive Officer D.J.G . Industries- Electrical and   Lighting Products Ltd., an Israeli publicly traded company. Mr. Joseph’s services to us are made available through a management agreement which may be terminated by either party upon 90 day prior notice.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation we paid for our fiscal years ended December 31, 2006, and 2005, to each of our executive officers. During the fiscal years ended December 31, 2005, 2004, and 2003, no Executive Officer or Director of the Company received cash remuneration in excess of $100,000. There are no standard arrangements for the compensation of directors.
Summary Compensation Table

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	All Other Compensation ($) (i)	Total ($) (j)*
Ben-Tsur Joseph President and Chief Executive Officer	2006	-0-	-0-	150,000***	-0-	-0-
	2005	-0-	-0-		-0-	-0-
Frank H. DeRenzo President**	2005	-0-	-0-		-0-	-0-

*   Mr. Joseph’s services to us are made available through a management agreement which may be terminated by either party upon 90 day prior notice. During the years ended December 31, 2005, and 2006, under the management agreement, we accrued $120,000 and $220,000 in management fees, respectively. During 2005 and 2006, no management fees were paid to Mr. Joseph. Mr. Joseph provided for the offset of $205,000 owed to the Company by a related party entity of Mr. Joseph against the management fee liability which reduced the total amount owed as of December 31, 2006, to approximately $135,000.

**   Mr. DeRenzo resigned his position in 2005.

***   Consists of 1,000 shares of Preferred Stock

Option Grants in Fiscal Year 2006

We did not issue any option grants during fiscal year 2006.

Our Employee Stock Option Plan was previously extended to 2010. Currently no options have been issued under the Employee Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all forms so filed.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that during the year ended December 31, 2006, our executive officers, directors and greater than 10 percent beneficial owners complied on a timely basis with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 7, 2007, regarding the beneficial ownership of our Common Stock, based on information provided by (i) each of our executive officers and directors; (ii) all executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock.

Unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of our common and preferred stock which he beneficially owns.

For purposes of this table, a person is deemed to be a beneficial owner of the securities if that person has the right to acquire such securities within 60 days of August 7, 2007, upon the exercise of options or warrants. In determining the percentage ownership of the persons in the table below, we assumed in each case that the person exercised all options and warrants which are currently held by that person and which are exercisable within such 60 day period, but that options and warrants held by all other persons were not exercised, and based the percentage ownership on 65,354,167 shares outstanding on August 7, 2007.

Name of Shareholder	Number of Shares		Percent
Ben-Tsur Joseph	428,500,004	(1)	92.4%
2 Haprat St.
Yavne
Israel

All directors and officers as a group (one person)	428,500,004		92.4%

(1)	Includes 1,000 shares of Series A Preferred Stock, each of which carries voting rights equal to 400,000 shares of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is noted on the OTC Bulletin Board under the symbol "IRBL.OB” since July 21, 2005.

The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.

Year Ended December 31, 2005	HIGH	LOW
First Quarter	5.60	0.32
Second Quarter	1.75	0.54
Third Quarter	4.39	0.13
Fourth Quarter	0.42	0.15

Year Ended December 31, 2006	HIGH	LOW
First Quarter	0.68	0.38
Second Quarter	0.68	0.41
Third Quarter	0.44	0.21
Fourth Quarter	0.38	0.26

Year Ended December 31, 2007	HIGH	LOW
First Quarter	0.315	0.24
Second Quarter	0.26	0.19

Number of Stockholders

As of August 7, 2007, there were approximately 264 holders of record of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders.

Selling Shareholder	Shares Beneficially Owned Prior to Offering (1)	Shares to be Sold in Offering (2)	Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (1)
Truk International Fund (3)	452,500	130,000	322,500	*
Truk Opportunity Fund (3)	2,397,500	870,033	1,527,467	2.5%
Marvin Mermelstein (4)	1,200,000	600,022	599,978	*
Nite Capital LP (5)	2,000,000	999,996	1,000,004	1.3%
Monarch Capital Fund (6)	2,000,000	999,996	1,000,004	1.3%
Brio Capital L.P. (7)	1,200,000	600,022	599,978	*
The Tail Wind Fund Ltd. (8)	3,400,000	1,700,116	1,699,884	2.6%
Solomon Strategic Holdings, Inc. (9)	600,000	300,011	299,989	*
Vision Opportunity Master Fund, Ltd. (10)	16,000,000	3,999,740	12,000,260	15.7%
Double U Master Fund LP (11)	1,600,000	800,068	799,932	1.0
Puritan LLC (12)	2,000,000	999,996	1,000,004	1.3%
Total		12,000,000

*       Less than 1%.

1.
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. Nevertheless, for purposes hereof, for each selling shareholder does not give effect to the 4.99% limitation on the number of shares that may be held by each shareholder under the transaction documents which limitation is subject to waiver and increase to 9.99% by the holder upon 61 days prior written notice to us. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table. Specifically, if we elect to repay the secured convertible notes in shares, we may do so at a conversion price equal to the lesser of (A) $0.25, or (B) 75% of the average of the closing bid price of our common stock for the five days preceding the payment date. The percentage of shares owned by each is based on a total outstanding number of 66,840,306 as of August 16, 2007.

2.
For each selling shareholder the indicated number represents the number of shares to be registered on behalf of that selling shareholder as a proportion of the total number of shares that may be included in the registration statement of which this prospectus forms a part pursuant to the registration rights agreement and in light of the Commission’s interpretation of Rule 415 promulgated under the Securities Act of 1933, as amended.

3.
Number of shares beneficially owned consists of shares issuable upon conversion of convertible notes and exercise of warrants. Mr. Michael Fein has sole voting and dispositive power over the shares beneficially owned by this entity.

4.	Number of shares beneficially owned consists of shares issuable upon conversion of convertible notes and exercise of warrants.

5.
Number of shares beneficially owned consists of shares issuable upon conversion of convertible notes and exercise of warrants. Keith Goodman, manager of Nite’s general partner has sole voting and dispositive power over the shares beneficially owned by this entity.

6.
Number of shares beneficially owned consists of shares issuable upon conversion of convertible notes and exercise of warrants   Monarch Capital Fund Ltd. is a BVI Investment Fund managed by Beacon Fund Advisors Ltd. and advised by Monarch Managers Ltd. David Sims and Joseph Franck, the principals of Beacon and Monarch Managers respectively, have voting and investment control over Monarch Capital. Each of Messrs. Sims and Franck expressly disclaims beneficial ownership in the shares owned by Monarch.

7.
Number of shares beneficially owned consists of shares issuable upon conversion of convertible notes and exercise of warrants. Shaye Hirsch, manager of Brio’s general partner has sole voting and dispositive power over the shares beneficially owned by this entity.

8.
Number of shares beneficially owned consists of shares issuable upon conversion of convertible notes and exercise of warrants.   Tail Wind Advisory & Management Ltd.,   a UK corporation authorized and regulated by the Financial Services Authority of Great Britain (“TWAM”), is the investment manager for The Tail Wind Fund Ltd., and   David Crook is the CEO and controlling shareholder of TWAM. Each of TWAM and David Crook expressly disclaims any equitable   or beneficial ownership of the   shares being registered hereunder and held by The Tail Wind Fund Ltd.

9.
Number of shares beneficially owned consists of shares issuable upon conversion of convertible notes and exercise of warrants.   Andrew P. Mackellar has been authorized by the Board of Directors of Solomon Strategic Holdings, Inc. (“SSH”) to make voting and disposition decisions with respect to the shares on behalf of SSH. By reason of such delegated authority, Mr. Mackellar may be deemed to share dispositive power over the shares of common stock owned by SSH. Mr. Mackellar expressly disclaims any equitable or beneficial ownership of the shares being registered hereunder and held by SSH, and he does not have any legal right to maintain such delegated authority.

10.
Number of shares beneficially owned consists of shares issuable upon conversion of convertible notes and exercise of warrants   Adam Benowitz, portfolio manager,   and Randy Cohen share investment and dispositive power of the shares held by this entity .

11.
Double U Master Fund L.P. is a master fund in a master-feeder structure with B&W Equities, LLC as its general partner. Isaac Winehouse is the manager of B&W Equities, LLC and Mr. Winehouse has ultimate responsibility of trading with respect to Double U Master Fund L.P.  Mr. Winehouse disclaims beneficial ownership of the shares being registered hereunder.

12.
Miriam Gross may be deemed the control person of the shares owned by Puritan, with final voting power and investment control over such shares. Number of shares beneficially owned consists of shares issuable upon conversion of convertible notes and exercise of warrants.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

On March 27, 2007, we issued to a group of accredited investors our two-year 8% convertible notes in the principal amount of $3,000,000. Net proceeds after deducting fees and expenses in connection with the transaction amounted to $2,594,750. Amortizing payments of the outstanding principal amount and interest under the Notes will commence on the third month anniversary date of the date of issuance of the Notes and on the same day of each month thereafter until the principal amount and interest have been repaid in full. On each payment date, we are required to make payments to the holders of the Notes in the amount of 4.76% of the initial principal amount and all interest accrued on the notes as of the payment date. At our election, monthly payments may be made (i) in cash in an amount equal to 115% of the principal amount component of the monthly payment and 100% of all other components, or (ii) in shares of our registered common stock at a conversion price equal to the lesser of (A) $0.25, or (B) 75% of the average of the closing bid price of our common stock for the five trading days ending on the date prior to the date the holder of the Note delivers a notice of conversion, or, if no such conversion notice is delivered, for the five trading days ending on the date prior to the date a payment is made. The holders have a right to convert the notes into shares of common stock at $0.25 per share. We also issued Class A Warrants to purchase 6,000,000 shares of our common stock at $0.40 per share and Class B Warrants to purchase 6,000,000 shares of our common stock at $0.50 per share. All warrants are exercisable for a period of five years following the effective date of the registration statement of which this prospectus forms a part.

Upon an event of default the interest rate will automatically be increased to 15%. Events of default under the Notes include our default of a material term, covenant, warranty or undertaking of any of the financing document to which we and the holder of the Notes are parties. In addition, specific events of default include the failure to make payments under the Notes when due (plus a five-day grace period), our bankruptcy or insolvency, entering of a judgment against us (and the non-payment for 45 days thereafter) in the amount of $50,000 or more and the removal of our securities from the OTC Bulletin Board. The holders of the Notes have indicated their consent that the first payment that was due on June 27, 2007, and that remains unpaid, will not be payable until September 27, 2007. As a result, no event of default has occurred under the Notes.

We agreed to file the registration statement of which this prospectus forms a part for the purpose of registering the shares issuable upon conversion of the notes and exercise of the warrants.

The following table sets forth for each selling shareholder, the amount of interest payable with respect to the notes on each interest payment date. Interest payments for the year following the completion of the transaction are approximately $187,797. The table does not account for potential liquidated damages in the event of a registration default as contemplated under the transaction documents, since we do not believe at the present time that we will become subject to such payments.

Date of Payment	Truk International	Truk Opportunity	Marvin Mermelstein	Nite Capital	Vision Opportunity	Monarch Capital	Brio Capital	The Tailwind Fund	Solomon Strategic	Double U Master	Puritan	Total
06/2007	654	4,379	3,020	5,033	20,134	5,033	3,020	8,557	1,510	4,027	5,033	60,401
07/2007	209	1,399	965	1,609	6,434	1,609	965	2,735	483	1,287	1,609	19,302
08/2007	199	1,329	917	1,528	6,112	1,528	917	2,598	458	1,222	1,528	18,337
09/2007	188	1,259	869	1,448	5,791	1,448	869	2,461	434	1,158	1,448	17,372
10/2007	178	1,190	820	1,367	5,469	1,367	820	2,324	410	1,094	1,367	16,407
11/2007	167	1,120	772	1,287	5,147	1,287	772	2,188	386	1,029	1,287	15,442
12/2007	157	1,050	724	1,206	4,826	1,206	724	2,051	362	965	1,206	14,477
01/2008	146	980	676	1,126	4,504	1,126	676	1,914	338	901	1,126	13,512
02/2008	136	910	627	1,046	4,182	1,046	627	1,777	314	836	1,046	12,547
03/2008	125	840	579	965	3,860	965	579	1,641	290	772	965	11,581
04/2008	115	770	531	885	3,539	885	531	1,504	265	708	885	10,616
05/2008	105	700	483	804	3,217	804	483	1,367	241	643	804	9,651
06/2008	94	630	434	724	2,895	724	434	1,231	217	579	724	8,686
07/2008	84	560	386	643	2,574	643	386	1,094	193	515	643	7,721
08/2008	73	490	338	563	2,252	563	338	957	169	450	563	6,756
09/2008	63	420	290	483	1,930	483	290	820	145	386	483	5,791
10/2008	52	350	241	402	1,609	402	241	684	121	322	402	4,826
11/2008	42	280	193	322	1,287	322	193	547	97	257	322	3,860
12/2008	31	210	145	241	965	241	145	410	72	193	241	2,895
01/2009	21	140	97	161	643	161	97	273	48	129	161	1,930
02/2009	10	70	48	80	322	80	48	137	24	64	80	965
	2,850	19,073	13,154	21,923	87,692	21,923	13,154	37,269	6,577	17,538	21,923	263,076

The following table sets forth:

•	The gross proceeds paid or payable to us in the debenture transaction;

•	All interest payments that have been made or that may be required to be made;

•	The resulting net proceeds to us; and

•	The combined total possible profit to be realized as a result of any conversion discounts regarding the shares underlying the debentures and any warrants that are held by the selling stockholders.

disclosure- as a percentage- of the total amount of all possible interest payments and the total possible discount to the market price of the shares underlying the debentures divided by the net proceeds to us from the sale of the debentures, as well as the amount of that resulting percentage averaged over the term of the debentures.

Gross proceeds paid to the issuer in the convertible note transaction	$3,000,000
All payments made or required to be made by the Company to the selling shareholders (1)	$321,787
Fees and expenses (2)	$405,250
Net proceeds to issuer, as gross proceeds are reduced by the total of all possible payments (excluding principal)	$2,272,963

Combined total possible profit to be realized as a result of any conversion discounts	$1,320,000 (3)

Total amount of all possible payments plus the conversion discount as a percentage of the net proceeds to the issuer from the sale of the notes	90%

Percentage above averaged over the term of the convertible note	45%

(1)	Consist of interest payments only.

(2)	Consists of finder’s fees and legal fees

(3)
Assuming we elect to make monthly payments in common stock as permitted under the Notes, in which event we may do so at the lower of the fixed conversion price of $0.25 or 75% of the average of the closing bid price of our common stock for the five trading days preceding the payment date. The average of the closing bid price of our common stock for the five trading days preceding the date of issuance for the common stock on the date of the issuance of the notes was $0.25. Therefore, the conversion price on the date of issuance was $0.1875. The market price of the common stock on March 27, 2007 was $0.27. Further assumes conversion of the entire $3,000,000 principal amount.

The following table sets forth certain information concerning the market discount per share that may be realized by the selling shareholders.

Selling Shareholder	Market price per share of securities on date of sale of the convertible note (March 27, 2007)	Conversion price per share of underlying securities on date of sale of the convertible note(1)	Total possible shares underlying the convertible note	Combined market price (market price per share * total possible shares)	Total possible shares the selling shareholders may receive and combined conversion price of the total number of shares underlying the convertible note	Total possible discount (premium) to market price as of the date of sale of the convert note

Truk International Fund	$0.27	$0.1875	173,333	$46,800	$32,500	$14,300
Truk Opportunity Fund, LLC	$0.27	$0.1875	1,160,000	$313,200	$217,500	$95,700
Marvin Mermelstein	$0.27	$0.1875	800,000	$216,000	$150,000	$66,000
Nite Capital Lp	$0.27	$0.1875	1,333,333	$360,000	$250,000	$110,000
Vision Opportunity Master Fun, Ltd.	$0.27	$0.1875	5,333,333	$1,440,000	$1,000,000	$440,000
Monarch Capital Fund Ltd.	$0.27	$0.1875	1,333,333	$360,000	$250,000	$110,000
Brio Capital L.P	$0.27	$0.1875	800,000	$216,000	$150,000	$66,000
The Tailwind Fund Ltd.	$0.27	$0.1875	2,266,666	$612,000	$425,000	$187,000
Solomon Strategic Holdings Inc.	$0.27	$0.1875	400,000	$108,000	$75,000	$33,000
Double U Master Fund	$0.27	$0.1875	1,066,666	$288,000	$200,000	$88,000
Puritan LLC	$0.27	$0.1875	1,333,333	$360,000	$250,000	$110,000

(1) Calculated at 75% of $0.25, which represents the average of the closing bid price of our common stock for the five trading days preceding the date of issuance for the common stock on the date of the issuance of the notes.

The following table set forth information with respect to the warrants issued in the financing transaction.

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total to be received	Combined Market Price		Combined Exercise Price	Discount (Premium) to Market
Truk International Fund	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	65,000		$17,550	$26,000		—
Truk Opportunity Fund, LLC	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	435,000		$117,450	$174,000		—
Marvin Mermelstein	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	300,000		$81,000	$120,000		—
Nite Capital Lp	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	500,000		$135,000	$200,000		—
Vision Opportunity Master Fun, Ltd.	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	2,000,000		$540,000	$800,000		—
Monarch Capital Fund Ltd.	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	500,000		$135,000	$200,000		—
Brio Capital L.P	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	300,000		$81,000	$120,000		—
The Tailwind Fund Ltd.	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	850,000		$229,500	$340,000		—
Solomon Strategic Holdings Inc.	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	150,000		$40,500	$60,000		—
Double U Master Fund	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	400,000		$108,000	$160,000		—
Puritan LLC	Convertible Notes	Warrants - Class A	March 27 2007	$0.27	$0.40_	500,000		$81,000	$120,000		—
Truk International Fund	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	65,000		$17,550	$32,500		—
Truk Opportunity Fund, LLC	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	435,000		$117,450	$217,500		—
Marvin Mermelstein	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	300,000		$81,000	$150,000		—
Nite Capital Lp	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	500,000		$135,000	$250,000		—
Vision Opportunity Master Fun, Ltd.	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	2,000,000		$540,000	$1,000,000		—
Monarch Capital Fund Ltd.	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	500,000		$135,000	$250,000		—
Brio Capital L.P	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	300,000		$81,000	$150,000		—
The Tailwind Fund Ltd.	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	850,000		$229,500	$425,000		—
Solomon Strategic Holdings Inc.	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	150,000		$40,500	$75,000		—
Double U Master Fund	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	400,000		$108,000	$200,000		—
Puritan LLC	Convertible Notes	Warrants - Class B	March 27 2007	$0.27	$0.50_	500,000		$81,000	$250,000		—
Brasshorn Ltd. (1)	Subscription Agreement	Finder's Warrants	March 27 2007	$0.27	$0.25	1,200,000		$324,000	$300,000		$24,000
Vision Opportunity Master Fund Ltd.		Warrants Class A	November 15 2006	$0.27	$0.40	2,000,000		$540,000	$800,000		—
Vision Opportunity Master Fund Ltd.		Warrants class B	November 15 2006	$0.27	$0.50	2,000,000		$540,000	$1,000,000		—
Vision Opportunity Master Fund Ltd.*	Convertible Note		November 15 2006	$0.27	$0.21	4,761,904		$1,285,714	$1,000,000		$285,714
Truk International Fund		Warrants Class A	November 15 2006	$0.27	$0.40	55,000		$14,850	$22,000		—
Truk International Fund		Warrants class B	November 15 2006	$0.27	$0.50	55,000		$14,850	$27,500		—
Truk International Fund	Convertible Note		November 15 2006	$0.27	$0.21	130,952		$35,357	$27,500		$7,857
Truk Opportunity Fund, LLC		Warrants Class A	November 15 2006	$0.27	$0.40	445,000		$120,150	$178,000		—
Truk Opportunity Fund, LLC		Warrants class B	November 15 2006	$0.27	$0.50	445,000		$120,150	$222,500		—
Truk Opportunity Fund, LLC	Convertible Note		November 15 2006	$0.27	$0.21	1,059,524		$286,071	$222,500		$62,571
Totals							$	$		$	$

(1)	Finder

We did not have any prior agreements with the selling shareholders, except for the three parties in the following table. Their relationship with us is based on their participation in the financing transaction that we completed in November 2006. For details on that transaction, see the description under “Liquidity and Capital Resources” elsewhere in this prospectus. The following table sets forth information about prior transactions involving the named selling shareholders with respect to our securities. None of the other selling shareholders had previously entered into transactions with us.
Selling shareholder and transaction date	Shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Shares subject to transaction outstanding prior to the transaction held in float*	Shares that were issued or issuable in connection with the transaction		Percentage of securities issued or issuable in connection with transaction vs float*	Market price per share immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction

Truk International Fund Nov 15, 2006	63,124,059.000	33,657,239	110,000	(1)	**	$0.27	$0.21
Truk Opportunity Fund Nov 15, 2006	63,124,059.000	33,657,239	890,000	(2)	2.6%	$0.27	$0.21
Vision Opportunity Master Fun, Ltd. Nov 15, 2006	63,124,059.000	33,657,239	4,000,000	(3)	11.9%	$0.27	$0.21

* Indicates shares held by persons other than affiliates of the Company.

** Less than one percent.

(1) Based on investment of $27,500 and a fixed conversion price of $0.25.

(2) Based on investment of $222,500 and a fixed conversion price of $0.25.

(3) Based on investment of $1,000,000 and a fixed conversion price of $0.25.

The following table sets forth additional information about prior transactions involving the named selling shareholders with respect to our securities. None of the other selling shareholders had previously entered into transactions with us. Other than the financing transaction that was completed on November 15, 2006, these entities were not involved in any other financing transactions with us.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the Company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares actually Sold	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction
	33,657,239
Truk International Fund		169,326	100,468		68,858130,000
Truk Opportunity Fund		1,365,451	808,313		557,138870,033
Vision Opportunity Master Fund		6,134,103	6,134,103		-0-3,999,740

Based on information obtained from each of the selling shareholders, we do not believe that any of the selling shareholders hold any short positions in our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2005, Inrob Israel purchased, on behalf of Ben-Tsur Joseph, its President, Director and sole stockholder, 2,057,415 shares of common stock of the Company in connection with the reverse merger. The amount of consideration provided by Inrob Israel for the shares was $475,000. Thereafter, Mr. Joseph entered into a Share Transfer and Loan Agreement with Inrob Israel whereby the company transferred to Mr. Joseph 2,057,415 shares of the common stock of the Company. in exchange for a promissory note issued by Mr. Joseph in the amount of $475,000. The promissory note carries an interest rate of four (4) percent per annum, and is payable to Inrob Israel on demand.

Inrob Ltd. entered into a management agreement with an officer and director on October 1, 2003, which was subsequently extended as to its commencement date to May 1, 2005. Other terms and conditions related to equipment usage commenced with the original date of the agreement. Under the terms of the agreement, the Company is obligated to pay $15,000 per month during the first year and $20,000 per month thereafter for management fees. For the years ended December 31, 2005, and 2006, the Company accrued $120,000 and $220,000, respectively, under the management agreement. Mr. Joseph provided for the offset of $205,000 owed to the Company by a related party entity of Mr. Joseph against the management fee liability which reduced the total amount owed as of December 31, 2006, to approximately $135,000. The management agreement does not have a specific completion date, but may be terminated by either party on written notice of three months.

As of December 31, 2006, Mr. Joseph, our President and Director, had loaned a total of $61,435 to the Company for working capital purposes. The loan is unsecured, non-interest bearing, and has no terms for repayment.

DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws which are included as exhibits to our Report on 10-KSB for the fiscal year ended December 31, 2004. Our authorized capital stock consists of 380,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock $0.0001 par value per share. As of August 7, 2007, there were 65,354,167 shares of common stock issued and outstanding and 1,000 shares of preferred stock issued and outstanding.

Common Stock

We are authorized to issue 380,000,000 shares of common stock of which as of August 7, 2007, 65,354,167 shares are issued and outstanding. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Preferred Stock

We are currently authorized to issue 20,000,000 shares of preferred stock, 1,000 of which have been designated as Series A Preferred Stock. All of these shares have been issued. Each share of Series A Preferred Stock carries voting rights equal to 400,000 shares of common stock and has no other preferential rights or privileges.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the common stock by one or more of the following methods, without limitation:

•	An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

•	Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	Privately negotiated transactions;

•	In connection with short sales of Company shares;

•	Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

•	By pledge to secure debts of other obligations;

•	In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock will be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers are deemed to be underwriters under the Securities Act while affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

If a selling stockholder enters into an agreement, after the effectiveness of the registration statement of which this prospectus forms a part, to sell its shares to a broker-dealer as principal and that broker-dealer is acting as an underwriter, we file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution, revising the appropriate disclosures, and filing the agreement as an exhibit to your registration statement. In addition, that broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outstanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The Company's balance sheet as of December 31, 2006 and the related statements of operations and comprehensive income (loss), stockholders' (deficit), and cash flows for each of the two years in the period ended December 31, 2006, included in this Prospectus have been audited by Davis Accounting Group P.C., Certified Public Accountants, as set forth in its report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INROB TECH LTD.

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2006, AND 2005

INDEX TO INTERIM CONSOLIDATED
FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006
(Unaudited)

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
Inrob Tech Ltd.:

We have audited the accompanying balance sheet of Inrob Tech Ltd. (a Nevada corporation) as of December 31, 2006, and the related statements of operations and comprehensive income (loss), stockholders’ (deficit), and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inrob Tech Ltd. as of December 31, 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced operating losses, and has negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah, April 20, 2007.

INROB TECH LTD.
BALANCE SHEET (NOTE 2)
AS OF DECEMBER 31, 2006

2006
ASSETS
Current Assets:
Cash and cash equivalents	$2,278,371
Accounts Receivable-
Trade	256,881
Less - Allowance for doubtful accounts	-
Inventories	711,772
Cost of uncompleted contracts in excess of billings	161,371
Prepaid expenses	8,597
Total current assets	3,416,992
Property and Equipment:
Office and computer equipment	88,027
Furniture and fixtures	59,633
Vehicles	346,096
Leasehold improvements	39,941
533,697
Less - Accumulated depreciation and amortization	(288,040)
Net property and equipment	245,657
Other Assets:
Deposits and other	2,788
Debt issuance costs, net	319,219
Loans to and interest receivable from related parties	261,849
Total other assets	583,856
Total Assets	$4,246,505
LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Bank overdrafts	$94,910
Bank loans and other debt, current portion	43,858
Current portion of convertible notes	1,570,800
Accounts payable - Trade	238,606
Due to related party - Director and stockholder	61,435
Due to related party company	20,496
Billings on uncompleted contracts in excess of costs	134,434
Due to related party - Investor group	161,202
Accrued liabilities	394,740
Reserve for estimated loss on contract	39,141
Deferred revenue	735,277
Total current liabilities	3,494,899

Long-term Debt, less current portion:
Bank loans and other debt	7,839
Convertible notes	1,429,200
Total long-term debt	1,437,039
Total liabilities	4,931,938
Commitments and Contingencies
Stockholders' (Deficit):
Preferred stock, par value $.0001 per share; 20,000,000 shares
authorized; 1,000 Series A shares issued and outstanding	-
Additional paid-in capital	150,000
Capital stock, par value $.0001 per share; 380,000,000 shares
authorized; 61,350,201 shares issued and outstanding	6,135
Additional paid-in capital	907,783
Less - Loan receivable - Director and stockholder	(475,000)
Accumulated other comprehensive income	40,411
Accumulated (deficit)	(1,314,762)
Total stockholders' (deficit)	(685,433)
Total Liabilities and Stockholders' (Deficit)	$4,246,505

The accompanying notes to financial statements
are an integral part of this balance sheet.

INROB TECH LTD.
STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS) (NOTE 2)
FOR THE YEARS ENDED DECEMBER 31, 2006, AND 2005

	2006	2005
Revenues:
Services	$1,262,011	$1,154,932
Product sales	394,787	425,683
Total revenues	1,656,798	1,580,615
Cost of Goods Sold:
Services	1,185,000	832,315
Product sales	165,594	102,615
Total cost of goods sold	1,350,594	934,930
Gross Profit (Deficit)	306,204	645,685
Expenses:
General and administrative	1,065,342	502,568
Total general and administrative expenses	1,065,342	502,568
Income (Loss) from Operations	(759,138)	143,117

Other Income (Expense):
Interest and other income	48,269	16,341
Interest (expense)	(114,423)	(50,016)
Total other income (expense)	(66,154)	(33,675)
Income (Loss) before Income Taxes	(825,292)	109,442

(Provision) Benefit for income taxes	(2,940)	(14,057)
Net Income (Loss)	(828,232)	95,385
Comprehensive Income (Loss):
Israeli currency translation	36,642	20,190
Total Comprehensive Income (Loss)	$(791,590)	$115,575

Income (Loss) Per Common Share:
Income (Loss) per common share - Basic and Diluted	$(0.01)	$0.00

Weighted Average Number of Common Shares
Outstanding During the Periods- Basic and Diluted	61,350,201	38,753,607

The accompanying notes to financial statements are
an integral part of these statements.

INROB TECH LTD.
STATEMENTS OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
FOR THE PERIODS ENDED DECEMBER 31, 2006, AND 2005

							Less - Loan Receivable -	Accumulated
	Preferred		Additional	Common		Additional	Director	Other
	Stock		Paid-in	Stock		Paid-in	and	Comprehensive	Accumulated
Description	Shares	Amount	Capital	Shares	Amount	Capital	Stockholder	Income (Loss)	(Deficit)	Totals
Balance - December 31, 2004	-	$-	$-	26,880,484	$2,688	$(711,856)	$-	$(16,421)	$(581,915)	$(1,307,504)

Exercise of stock options to reduce debt and liabilities	-	-	-	109,290	11	47,989	-	-	-	48,000

Issuance of common stock to reduce debt and liabilities	-	-	-	602,806	60	152,526	-	-	-	152,586

Purchase of common stock for cash	-	-	-	2,057,415	206	474,794	(475,000)	-	-	-

Common stock issued for liabilities and services	-	-	-	350,000	35	39,965	-	-	-	40,000

Conversion of convertible debenture into common stock	-	-	-	10,114,470	1,011	248,989	-	-	-	250,000

Conversion of convertible debenture into common stock	-	-	-	21,035,715	2,104	630,396	-	-	-	632,500

Issuance of common stock for accrued interest on convertible debenture	-	-	-	200,000	20	24,980	-	-	-	25,000

Israeli currency translation	-	-	-	-	-	-	-	20,190	-	20,190

Net income for the period	-	-	-	-	-	-	-	-	95,385	95,385
Balance - December 31, 2005	-	$-	$-	61,350,180	$6,135	$907,783	$(475,000)	$3,769	$(486,530)	$(43,843)

Correction of commons tock for fractional shares	-	-	-	21	-	-	-	-	-	-

Issuance of Series A preferred stock for services rendered	1,000	-	150,000	-	-	-	-	-	-	150,000

Israeli currency translation	-	-	-	-	-	-		36,642	-	36,642

Net (loss) for the period	-	-	-	-	-	-	-	-	(828,232)	(828,232)
Balance - December 31, 2006	1,000	$-	$150,000	61,350,201	$6,135	$907,783	$(475,000)	$40,411	$(1,314,762)	$(685,433)

The accompanying notes to financial statements are
an integral part of these statements.

INROB TECH LTD.
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE YEARS ENDED DECEMBER 31, 2006, AND 2005

	2006	2005
Operating Activities:
Net income (loss)	$(828,232)	$95,385
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	78,567	45,441
Amortization of debt issuance costs	21,281	-
Series A preferred stock issued for officer's compensation	150,000	-
Reserve for (recovery of ) loss on contract	(10,956)	50,097
Changes in net assets and liabilities-
Accounts receivable	64,651	(31,799)
Inventories	(234,465)	(276,113)
Cost of uncompleted contracts in excess of billings	28,612	(189,983)
Prepaid expenses and deposits	6,507	22,785
Deposits	(805)	-
Accounts payable - trade and accrued liabilities	124,128	(90,433)
Billings on uncompleted contracts in excess of related costs	133,431	1,003
Deferred revenue	310,781	146,276
Income taxes payable and other	(20,147)	(6,334)
Net Cash (Used in) Operating Activities	(176,647)	(233,675)
Investing Activities:
Purchases of and adjustments to property and equipment	(89,114)	8,195
Proceeds from sale of property and equipment	-	5,120
Net Cash (Used in) Provided by Investing Activities	(89,114)	13,315
Financing Activities:
Payments on long-term debt	(324,225)	(58,680)
Proceeds from (offset to) bank overdrafts	54,549	(523,818)
Proceeds from issuance of convertible debentures	-	617,500
Payment on convertible debenture and related interest	(46,750)	-
Proceeds from issuance of convertible notes	3,000,000	-
Debt issuance costs - Convertible notes	(340,500)	-
Loan receivable - Director and stockholder	-	(475,000)
Interest on loan receivable - Director and stockholder	(18,962)	(8,484)
Proceeds from loan from related party - Investor group	161,202	-
Payments on (advances to) Loan - Director and stockholder	-	155,525
Due from related party - Director and stockholder	(490)	82,421
Received from (loans to) related party companies	22,666	410,706
Net Cash Provided by Financing Activities	2,507,490	200,170
Effect of Exchange Rate Changes on Cash	36,642	20,190
Net Increase (Decrease) in Cash	2,278,371	-

Cash - Beginning of Period	-	-
Cash - End of Period	$2,278,371	$-

The accompanying notes to financial statements are
an integral part of these statements.

INROB TECH LTD.
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE YEARS ENDED DECEMBER 31, 2006, AND 2005

	2006	2005
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$64,213	$48,945
Income taxes	$20,147	$20,391

Supplemental Information of Noncash Investing and Financing Activities:

On January 5, 2005, a former Director and officer of Inrob Tech exercised 91,075 stock options to purchase a like number of shares of common stock for $0.439 per share, or $40,000. The value of the common stock was charged against notes payables, accrued interest and accrued compensation due to the former Director and officer. In addition, on February 21, 2005, the Board of Directors of Inrob Tech accepted the exercise of stock options by two parties to acquire 18,215 shares of common stock for $0.439 per share, or $8,000. The value of the common stock was charged against accrued compensation due to the same former Director and officer.

In July 2005, the Company issued 602,806 shares of its common stock in satisfaction of certain accounts payable, accrued liabilities, accrued compensation and related taxes, and notes payable. The value of the obligations satisfied by issuance of common stock was $152,586.

On July 21, 2005, Inrob Tech issued to a former Director and officer of the Company 350,000 shares of its common stock for prior services and the satisfaction of $40,000 of liabilities of the Company.

On July 21, 2005, the Company entered into a Stock Purchase Agreement with Inrob Israel, and issued 26,442,585 shares of its common (post reverse split) for all of the issued and outstanding capital stock of Inrob Israel (10,020 shares of common stock). At the same time, the Company effected a 10.98 for 1 reverse stock split of its common stock. Immediately following the completion of the Stock Purchase Agreement transaction, the Company had 29,999,995 shares of its common stock outstanding. At that time, Mr. Ben-Tsur Joseph, the sole Director and officer of Inrob Israel, owned 28,500,000 shares of the Company's common stock, or 95 percent of the then issued and outstanding common stock of Inrob Tech, and had voting control. Through this process Inrob Israel is considered to have acquired Inrob Tech by a reverse merger. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of Inrob Israel and Inrob Tech brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred. On July 31, 2005, the Company issued 10,114,470 shares of its common stock for the conversion of a convertible debenture issued to a third-party entity by Inrob Israel. The value of the common stock issued was $250,000.

On September 15, 2005, the Company issued 21,035,715 shares of its common stock for the conversion of a convertible debenture issued to a third-party entity by Inrob Israel. The value of the common stock issued was $632,500.

On November 30, 2005, the Company issued 200,000 shares of its common stock in connection with the satisfaction of accrued interest on the $250,000 convertible debenture issued by Inrob Israel (see above). The value of the common stock issued was $25,000.

On November 9, 2006, the Company issued 1,000 shares of its Series A preferred stock to the President, Chief Executive Officer, and Director of the Company for services rendered. The value of the preferred stock issued was $150,000.

The accompanying notes to financial statements are
an integral part of these statements.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

(1)  Summary of Significant Accounting Policies

   Organization and Basis of Presentation

Inrob Tech Ltd. (“Inrob Tech” or the “Company”) is a Nevada corporation which provides engineering products and services for the maintenance of critical and sophisticated equipment, and the integration and production of advanced wireless control solutions for unmanned ground vehicle (“UVR”) robots. The remote control systems of the Company are the “brains” for many UVR solutions. The current nature of Israel’s security situation coupled with the Company’s close work with the Israeli Defense Forces (“IDF”) and the Israeli police, has helped the Company gain extensive experience in a wide range of military and law enforcement UVR applications and control solutions. The Company has also targeted the civilian applications market, which includes solar powered equipment, and dangerous tasks such as nuclear plant maintenance, inspection and decommissioning, the demolition industry, and firefighting and rescue services. The accompanying financial statements of Inrob Tech were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars. In addition, the accompanying financial statements reflect the completion of a reverse merger between Inrob Tech and Inrob Ltd. (“Inrob Israel”), which was effected on July 21, 2005.

Prior to the completion of the reverse merger, Inrob Tech was a near dormant corporation with virtually no assets or operations (essentially since April 1, 2001, when the Company sold its paging business, known as The Sports Page and Score Page to BeepMe, to a third party vendor and creditor). The Company was originally incorporated in the State of Nevada under the name of Beeper Plus, Inc. On July 15, 2003, the Company then changed its name to Western Gaming Corporation. On August 17, 2005, the Company again changed its name to Inrob Tech Ltd. to reflect the reverse merger effected on July 21, 2005, and its new business plan.

Inrob Israel was organized as an Israeli corporation in 1988, under the name of Eligal Laboratories Ltd., and its UVR solutions include: (i) remote control systems (the “brains” of any robot); (ii) complete robot systems; and (iii) customized solutions. Inrob Israel is certified to design, manufacture and maintain electronic, optical and electro-mechanical equipment, and is a certified supplier to the Israeli Defense Forces and the Israeli Air Force. It has also been issued a certificate from the Israeli Air Force stating that its quality system is approved to perform inspections of products and services supplied to the Israeli Air Force. Inrob Israel changed its name to Inrob Ltd. in September 2003.

In addition, in January 2004, Inrob Israel completed two equity purchase transactions with separate entities and raised $195,000 from the issuance of 30,000,000 shares of its common stock. Thereafter, Inrob Israel commenced a registration activity of such shares of its common stock on behalf of the two entities as selling shareholders on Form F-1 with the Securities and Exchange Commission (“SEC”). The registration activity continued through December 31, 2004, and into the year 2005. In early 2005, Inrob Israel decided not to complete the registration of the common stock of the selling shareholders with the SEC, and withdrew its registration statement on July 28, 2005. As an alternative transaction, effective July 21, 2005, Inrob Israel completed the reverse merger with Inrob Tech, a publicly traded Nevada corporation.

Given that Inrob Israel is considered to have acquired Inrob Tech by a reverse merger through a Stock Purchase Agreement, and its sole stockholder currently has voting control of the Company, the accompanying financial statements and related disclosures in the notes to financial statements present the financial position as of December 31, 2006, and the operations for the two years in the period ended December 31, 2006, of Inrob Israel under the name of Inrob Tech Ltd. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of Inrob Israel and Inrob Tech brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

  Restricted Cash

The Company maintains restricted cash as funds designated for specific purposes or for compliance with terms of contractual agreements. As of December 31, 2006, $15,018 was pledged as collateral against certain bank loans, and offset against bank overdrafts for financial reporting purposes.

  Accounts Receivable

Accounts receivable consist of amounts due from customers, employees and related parties. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of December 31, 2006, no allowance for doubtful accounts was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

  Revenue Recognition

The Company generates revenues from product sales and maintenance service contracts.

Revenues from product sales are recognized on a completed-contract basis, in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB No. 104”) and Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Revenue is recognized when delivery has occurred provided there is persuasive evidence of an agreement, acceptance tests results have been approved by the customer, the fee is fixed or determinable and collection of the related receivable is probable. Customers are billed, according to individual agreements, upon completion of the contract. All product costs are deferred and recognized on completion of the contract and customer acceptance. A provision is made for the amount of any expected loss on a contract at the time it is known. As of December 31, 2006, the Company had a reserve for estimated loss on a contract in the amount of $39,141.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

On-going maintenance service contracts are negotiated separately at an additional fee. The maintenance service is separate from the functionality of the products, which can function without on-going maintenance. Revenues relating to maintenance service contracts are recognized as the services are rendered ratably over the period of the related contract.

The Company is not required to perform significant post-delivery obligations, does not provide warranties and does not allow product returns. As such, no provision is made for costs of this nature.

The Company does not sell products with multiple deliverables. It is management’s opinion that EITF 00-21, “Revenue Arrangements With Multiple Deliverables” is not applicable.

  Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

Computer and office equipment	5 to 10 years
Furniture and fixtures	3 to 15 years
Vehicles	5 to 6 years
Leasehold improvements	10 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the periods ended December 31, 2006, and 2005, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

  Earnings (Loss) Per Common Share

Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Research and Development Costs

The Company conducts research and development activities for others under contractual arrangements. Research and development costs incurred under contractual arrangements are accounted for in accordance with Statement of Financial Accounting Standards No. 68, “Research and Development Agreements” (“SFAS 68”). All costs incurred under the contractual arrangements are deferred and recognized as cost of sales (product sales) upon completion of the contract work.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Debt Issuance Costs

The Company defers as other assets the costs associated with the issuance of debt instruments. Such costs are amortized as additional interest expense over the life of the related debt. During the period ended December 31, 2006, the Company recorded $340,500 of debt issuance costs related to convertible notes, and amortized $21,281 of such costs as additional interest expense.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations when incurred. For the periods ended December 31, 2006, and 2005, advertising and promotion costs amounted to $92,867 and $8,481, respectively.

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, “ Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended December 31, 2006, and 2005, the only components of comprehensive income (loss) were the net income (loss) for the periods, and the foreign currency translation adjustments.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “ Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, “ Foreign Currency Translation” (“SFAS 52”). The Company’s functional currency is the Israeli New Shekel. Under SFAS 52, all assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2006, the Company’s financial instruments approximated fair value to do the nature and maturity of such instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2006, and revenues and expenses for the periods ended December 31, 2006, and 2005. Actual results could differ from those estimates made by management.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

(2)  Going Concern

During the year ended December 31, 2006, and subsequent thereto, Inrob Tech continued its operations, business expansion, and capital formation activities through the issuance of convertible debt.  On November 15, 2006, the Company completed a subscription agreement with a group of accredited investors for the issuance of Convertible Notes in the amount of $3,000,000. The maturity date of the Convertible Notes is two years from the date of issuance - November 15, 2008. Net proceeds to the Company amounted to $2,659,500, after deducting debt issuance costs. On March 27, 2007, the Company effected a second subscription agreement with a group of accredited investors for the issuance of Convertibles Notes also in the amount of $3,000,000. The maturity date of the second issuance of Convertible Notes is two years from the date of issuance - March 27, 2009. The second transaction was completed under essentially the same terms and conditions as the first issuance. In additional, under the terms of the transactional documents, all rights and benefits to be granted to the investor (including the security interest) are identical to and are intended to be shared equally with the holders of the Convertible Notes and warrants issued by the Company as of November 15, 2006. Proceeds from the second subscription agreement amounted to approximately $2,594,738 after debt issuance costs.

While management of the Company believes that the Company will be successful in increasing its working capital from operations and the generation of additional business revenues from new and existing clients, there can be no assurance that the Company will be able to generate the funds needed to meet its debt and working capital obligations under its business plan, or be successful in the sale of its products and services to generate sufficient revenues to allow the Company to achieve profitability, and to sustain its operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred operating losses, and had negative working capital as of December 31, 2006. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Inventories

As of December 31, 2006, inventories consisted of the following:

2006

Work in progress	$668,388
Materials	43,384
Total	$711,772

(4)  Loan Receivable - Director and Stockholder

As discussed in Note 9, in July 2005, Inrob Israel purchased, on behalf of Ben-Tsur Joseph, President, sole Director and stockholder, 2,057,415 shares of common stock of Inrob Tech in connection with the reverse merger. The amount of consideration provided by Inrob Israel for the shares was $475,000. Thereafter, Mr. Joseph entered into a Share Transfer and Loan Agreement with Inrob Israel whereby the company transferred to Mr. Joseph 2,057,415 shares of the common stock of Inrob Tech in exchange for a promissory note issued by Mr. Joseph in the amount of $475,000. The promissory note carries an interest rate of four (4) percent per annum, and is payable to Inrob Israel on demand. As of December 31, 2006, the balance owed on the loan plus accrued interest amounted to $502,447. The Company has classified the amount of the promissory note due from Mr. Joseph, or $475,000, as an offset to common stock equity, due to the nature of the transaction as a common stock subscription arrangement.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

(5)  Loan to and Interest Receivable from Related Parties

A loan to a related party entity bears interest at a variable rate equivalent to the minimum rate allowed by the Israel Income Tax Ordinance (4% percent), is unsecured and is due, including principal and interest, on December 31, 2008. Interest receivable from Mr. Joseph associated with the loan transaction described in Note 4 above amounted to $27,447 as of December 31, 2006. The following summarizes the amounts receivable as of December 31, 2006:

2006

Ben-Tsur Joseph Holdings Ltd.	$234,402
Ben-Tsur Joseph - Interest receivable	27,447
Totals	$261,849

(6)  Bank Indebtedness

The Company has certain loans and bank arrangements to fund its operations in Israel which are described as follows:

2006

Bank Loan #1:

Monthly payments including interest
at 6.15-6.95% per annum, matures
February 27, 2008, secured	$31,708

Bank Loan #2:

Monthly payments including interest
at 6.1% per annum, matures
February 10, 2008, secured.	7,170

Bank Loan #3:

Monthly payments including interest
at 5.88% per annum, matures
June 2, 2007, secured.	12,819
Totals	51,697

Less - Current portion	(43,858)
Total Bank Loans	$7,839

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

Principal repayments of bank debt are as follows:

2007	$43,858
2008	7,839
Totals	$51,697

(7)  Convertible Debentures

As of August 1, 2004, in connection with the conversion of the common stock equity investments of two shareholder entities (see Note 9), and the assignment of the rights and interests of such entities to a third-party entity, Inrob Israel issued a convertible debenture (the “Debenture”) in the amount of $250,000. The Debenture carried an interest rate of ten (10) percent per annum, and was due on July 31, 2005, unless otherwise paid to the holder, or converted into shares of common stock. So long as Inrob Israel was not in default, the holder of the Debenture was to receive shares of common stock at a discount of fifty-five (55%) percent of the average closing bid price for the three days immediately prior to the receipt of the notice of conversion from the holder divided into the face amount of the Debenture plus accrued interest. The Debenture also provided that the maturity date may be extended to a date when Inrob Israel’s common stock was publicly traded on a recognized stock exchange. As of July 31, 2005, Inrob Israel was in default under the terms of the Debenture, and could not repay the amount due. The Debenture was then assumed by Inrob Tech and converted into 10,114,285 shares of its publicly traded common stock. On November 30, 2005, accrued interest of $25,000 related to the Debenture was also satisfied by the issuance of 200,000 publicly traded shares of common stock.

On July 21, 2005, Inrob Israel issued a convertible debenture (the “Second Debenture”) in the amount of $575,000 to a third-party entity. The Second Debenture carried an interest rate of ten (10) percent per annum, and payments of principal and interest were due and payable as follows: (i) on or about October 1, 2005, $200,000; (ii) on or about December 1, 2005, $200,000; and, (iii) on or about February 1, 2006, the remaining amount, including interest, of $232,500. So long as Inrob Israel was not in default, the holder of the Second Debenture was to receive shares of common stock at a discount of fifty-five (55%) percent of the average closing bid price for the three days immediately prior to the receipt of the notice of conversion from the holder divided into the face amount of the Second Debenture plus accrued interest. The amount of the Second Debenture was subsequently increased from $575,000 to $632,500. On September 13, 2005, the Second Debenture was in default for nonpayment. Thereafter, effective September 15, 2005, the Second Debenture obligation was assumed by Inrob Tech, and satisfied by the issuance of 21,035,715 publicly traded shares of common stock.

On September 30, 2005, the Company issued a convertible debenture (the “Third Debenture”) in the amount of $42,500 to the same third-party entity that was the recipient of the Second Debenture. The Third Debenture carried an interest rate of ten (10) percent per annum, was due on November 30, 2005, and was convertible into 2,000,000 publicly traded shares of the Company’s common stock. The due date of the Third Debenture was extended to December 31, 2006, by written agreement between the parties. In addition, effective September 30, 2006, the third-party entity executed a document wherein it indicated that it had waived its right to convert the Third Debenture to common stock of the Company. In November, 2006, the Third Debenture, together with accrued interest, for a total amount of $46,750, was paid off.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

(8)  Issuance of Convertible Notes and Warrants

On November 15, 2006, the Company effected a subscription agreement with a group of accredited investors under Regulation D of the Securities Act of 1933, as amended, which provided for the issuance to the investors, exempt from registration, of certain 8 percent convertible notes (the “Convertible Notes”) in the principal amount of $3,000,000. The maturity date of the Convertible Notes is two years from the date of issuance - November 15, 2008.

Payments amortizing the outstanding principal amount and related interest under the Convertible Notes will commence on the third month anniversary date of the date of issuance (February 15, 2007) and on the same day of each month thereafter until the principal amount and interest have been repaid in full. On each repayment date, the Company is required to make payments to the investors in the amount of 4.76 percent of the initial principal amount and all interest accrued on the Convertible Notes as of the repayment date. Upon an event of default, the interest rate will automatically be increased to 15 percent. At the Company’s election, monthly repayments may be made (i) in cash in an amount equal to 115 percent of the principal amount component of the monthly payment, and 100 percent of all other components, or (ii) in shares of registered common stock of the Company at a conversion price equal to the lesser of (a) $0.25, or (b) 75 percent of the average of the closing bid price of the common stock of the Company as reported by Bloomberg L.P. for the common stock’s principal market for the five trading days preceding the date a notice of conversion given to the Company after the Company notifies the holder of the Convertible Notes of its election to make a monthly repayment in shares of registered common stock.

Provided there is no default under the Convertible Notes, the Company may prepay the outstanding principal amount of the Convertible Notes at a 20 percent premium, together with accrued but unpaid interest thereon and any and all other sums due.

The investors have a right to convert the Convertible Notes into registered shares of common stock of the Company at $0.25 per share. Upon an event of default, the conversion price shall be the lesser of $0.25 or 75 percent of the average of the closing bid prices of the common stock of the Company for the five trading days prior to a conversion date. No conversions may take place if it would cause an investor to become the beneficial owner of more than 4.99 percent of the outstanding shares of common stock of the Company, which limitation is subject to waiver by an investor upon 61 days prior written notice to the Company.

The Company has granted a security interest in all of its assets, and the assets of Inrob Israel to secure its obligations under the Convertible Notes. Further, in connection with the Convertible Note transaction, the Company has determined that there was no beneficial conversion feature recorded.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

The Company also issued Class A warrants to purchase 6,000,000 shares of the Company’s common stock at $0.40 per share and Class B warrants to purchase 6,000,000 shares of the Company’s common stock at $0.50 per share. All warrants are exercisable for a period of five years following the effective date of a registration statement filed with the SEC, which the Company agreed to complete.

The Company filed a Registration Statement on Form SB-2 with the SEC on December 20, 2006, to register 18,405,000 shares of common stock related to the Convertible Notes. The Registration Statement was declared effective by the SEC on January 11, 2007.

In connection with the issuance of the Convertible Notes, the Company incurred $340,500 in debt issuance costs, which included $300,000 paid in cash as a finder’s fee. The Company is obligated to pay additional finder’s fees in the amount of ten percent of the proceeds generated from the exercise of Class A and Class B warrants. In addition, the Company also issued 1,200,000 warrants to the finder (similar to and carrying the same rights as the Class A warrants issued to the investors in the Convertible Notes) to purchase a like number of shares of common stock of the Company for $0.25 per share. Such warrants are exercisable for a period of five years following the effective date of the Registration Statement filed by the Company with the SEC.

(9)  Capital Stock Transactions

On January 5, 2005, a former Director and officer of Inrob Tech exercised 91,075 stock options to purchase a like number of shares of common stock for $0.439 per share, or $40,000. The value of the common stock was charged against notes payable, accrued interest and accrued compensation due to the former Director and officer. In addition, on February 21, 2005, the Board of Directors of Inrob Tech accepted the exercise of stock options by two parties to acquire 18,215 shares of common stock for $0.439 per share, or $8,000. The value of the common stock was charged against accrued compensation due to a former Director and officer.

In July 2005, the Company issued 602,806 shares of its common stock in satisfaction of certain accounts payable, accrued liabilities, accrued compensation and related taxes, and notes payable. The value of the obligations satisfied by issuance of common stock was $152,586.

On July 21, 2005, Inrob Israel purchased, on behalf of Ben-Tsur Joseph, President, sole Director and stockholder, 2,057,415 shares of common stock of the Company in connection with the reverse merger. The amount of consideration provided by Inrob Israel for the shares was $475,000. Thereafter, Mr. Joseph entered into a Share Transfer and Loan Agreement with Inrob Israel whereby the company transferred to Mr. Joseph 2,057,415 shares of the common stock of Inrob Tech in exchange for a promissory note issued by Mr. Joseph in the amount of $475,000. The promissory note carries an interest rate of four (4) percent per annum, and is payable to Inrob Israel on demand. The Company has classified the amount of the promissory note due from Mr. Joseph, or $475,000, as an offset to common stock equity, due to the nature of the transaction as a common stock subscription arrangement.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

On July 21, 2005, Inrob Tech issued to a former Director and officer of the Company 350,000 shares of its common stock for prior services and the satisfaction of $40,000 of liabilities of the Company.

On July 21, 2005, the Company entered into a Stock Purchase Agreement with Inrob Israel, and issued 26,442,585 shares of its common stock (post reverse split) for all of the issued and outstanding capital stock of Inrob Israel (10,020 shares of common stock). At the same time, the Company effected a 10.98 for 1 reverse stock split of its common stock. Immediately following the completion of the Stock Purchase Agreement transaction, the Company had 29,999,995 shares of its common stock outstanding. At that time, Ben Tsur Joseph, the sole officer and Director of Inrob Israel, owned 28,500,000 shares of the Company’s common stock, or 95 percent of the then issued and outstanding common stock of Inrob Tech, and had voting control. Through this process Inrob Israel is considered to have acquired Inrob Tech by a reverse merger. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of Inrob Israel and Inrob Tech brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

Effective January 1, 2004, Inrob Israel issued 30,000,000 shares of common stock (post 100 for 1 stock split) to two unrelated entities as equity investors for consideration in the amount of $195,000. Thereafter, the Inrob Israel commenced a registration activity of such shares of its common stock on behalf of the two entities as selling shareholders on a Form F-1 Registration Statement with the SEC. The proceeds from the issuance of common stock were used to pay legal and other professional fees and expenses associated with the Inrob Israel’s common stock registration activities with the SEC. The registration activity continued through December 31, 2004, and into the year 2005. In early 2005, management decided not to complete the registration of the common stock of the selling shareholders with the SEC, and withdrew its registration statement on July 28, 2005. As of August 1, 2004, Inrob Israel notified the two investors that it was converting their equity investment in common stock into the Debenture. The two shareholder entities immediately assigned their rights and interests in the Debenture to a third-party entity. Inrob Israel canceled the 100 for 1 stock split and the issuance of the 30,000,000 shares of its common stock.

In March 2005, Ben-Tsur Joseph, as President and a Director of Inrob Israel, entered into an agreement to purchase 5,010 shares of common stock, or fifty (50%) percent of the total outstanding common stock of that company, from Itshak Hamami, the other Director of the Inrob Israel. Thereafter, Mr. Joseph owned 100 percent of the issued and outstanding shares of common stock of the Inrob Israel and became the sole Director and officer of that company.

On October 4, 2006, pursuant to authorization by the shareholders of the Company, Inrob Tech filed Amended Articles of Incorporation with the Nevada Secretary of State to increase the number of authorized shares of its common stock from 80,000,000 shares authorized to 380,000,000 shares, and to change the par value of its preferred and common stock from $0.001 per share to $0.0001 per share. Subsequent to the filing, the Company was authorized to issue a total of 400,000,000 shares, consisting of 380,000,000 shares of common stock and 20,000,000 shares of preferred stock, all with a par value of $0.0001 per share. In connection with the change in par value of preferred and common stock described above, all prior transactions involving common stock with a par value of $0.001 have restated to reflect the new par value of $0.0001 in the accompanying financial statements.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

On November 9, 2006, pursuant to written consent provided by the board of directors, the Company established 1,000 shares of Series A Preferred Stock, par value $0.0001 with the Nevada Secretary of State. Each share of Series A Preferred Stock carries voting rights equal to 400,000 shares of common stock of the Company. In addition, the board of directors authorized the issuance of 1,000 shares of Series A Preferred Stock to Mr. Ben-Tsur Joseph, President and Director of the Company for services rendered. The issuance of the Series A Preferred Stock was valued at $150,000.

As described in Note 8, in November 2006, the Company issued Class A warrants to purchase 6,000,000 shares of the Company’s common stock at $0.40 per share, and Class B warrants to purchase 6,000,000 shares of the Company’s common stock at $0.50 per share. In addition, 1,200,000 finder’s warrants were also issued to purchase 1,200,000 shares of the Company’s common stock at $0.25 per share. All warrants are exercisable for a period of five years following the effective date of a registration statement filed with the SEC, which the Company received on January 11, 2007.

(10)  Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140,” (“SFAS No. 155”). This Statement permits fair value of re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, - A Replacement of FASB Statement 125,” to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS No. 156”), which amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “ Fair Value Measurements .” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “ Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R) .” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

In February 2007, the FASB issued SFAS No. 159, " The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115 ," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company is currently evaluating the impact, if any, that the adoption of SFAS No. 159 will have on its financial statements.

(11)  Related Party Transactions

Inrob Israel entered into a management agreement with a Director and officer on October 1, 2003, which was subsequently extended as to its commencement date to May 1, 2005. Other terms and conditions related to equipment usage commenced with the original date of the agreement. Under the terms of the agreement, the Company is obligated to pay $15,000 per month during the first year and $20,000 per month thereafter for management fees. For the periods ended December 31, 2006, and 2005, the Company accrued $220,000 and $120,000, respectively under the management agreement. The Director and officer agreed to offset approximately $205,000 owed to the Company by a related party entity of the Director and officer against the management fee liability which reduced the total amount owed as of December 31, 2006, to approximately $135,000. The management agreement does not have a specific completion date, but may be terminated by either party on written notice of three months.

As described in Note 9 above, in July 2005, Inrob Israel purchased, on behalf of Ben-Tsur Joseph, its President, Director and sole stockholder, 2,057,415 shares of common stock of Inrob Tech in connection with the reverse merger. The amount of consideration provided by Inrob Israel for the shares was $475,000. Thereafter, Mr. Joseph entered into a Share Transfer and Loan Agreement with Inrob Israel whereby the company transferred to Mr. Joseph 2,057,415 shares of the common stock of Inrob Tech in exchange for a promissory note issued by Mr. Joseph in the amount of $475,000. The promissory note carries an interest rate of four (4) percent per annum, and is payable to Inrob Israel on demand. The Company has classified the amount of the promissory note due from Mr. Joseph, or $475,000, as an offset to common stock equity, due to the nature of the transaction as a common stock subscription arrangement.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

As of December 31, 2006, Mr. Ben-Tsur Joseph, President and Director of the Company, had loaned a total of $61,435 to the Company for working capital purposes. The loan is unsecured, non-interest bearing, and has no terms for repayment.

(12)  Commitments and Contingencies

For the year ended December 31, 2005, the Company was a party to a lease agreement in Israel for its premises which expired in January, 2006. In 2006, the Company entered into a new one-year lease agreement, with an option to extend the agreement for an additional year. The Company paid approximately $23,000 in operating lease payments for its premises through June 2006. Thereafter, effective July 1, 2006, the Company entered into a new lease agreement for its premises. The Company leased approximately 3,767 square feet of office and production space for a period of three years. For the six months ended December 31, 2006, the Company paid approximately $6,300 in operating lease payments for its premises. Minimum lease payments for the years 2007, 2008, and 2009 under the lease agreement will be $12,600, $12,600 and $6,300, respectively. After the initial term, the Company has two option periods to extend the lease through 2013.

The Company leases on a month-to-month basis approximately 1,885 square feet of warehouse space at the same facility that it occupies for production and office space. The monthly rental amount for the warehouse space is $913 per month.

The Company leases four autos under an operating lease agreement which expires in December 2008. Minimum annual payments under the operating lease amount to $23,424 per year.

The Company also entered into two sublease agreements for its leased premises in Israel which expired on December 31, 2005, under which it received approximately $31,350 for the year. Subsequent to December 31, 2005, the sublease agreements continued on a month-to-month basis until April, 2006, and June, 2006, respectively, when the parties to the sublease agreements moved from the leased premises of the Company. For the year ended December 31, 2006, the Company received approximately $10,716 of sublease income from the two parties.

In December 2005, the Company entered into an agreement for securing capital financing, and services related to stockholder relations and introductory services to market makers with an unrelated entity. The terms of the agreement required a payment of $50,000 at the commencement of the services which began in January 2006, and $10,000 per month thereafter for a period six months. For the nine months ended December 31, 2006, the Company paid $110,000 for services related to the agreement. Funding for the agreement was provided by an advance from a related party investor group.

In February 2006, the Company entered into an agreement with MoneyTV for certain media services related to the promotion of the Company on an international level. The agreement required the payment of a fee of $11,500 for such services. Funding for the agreement was provided by an advance from a related party investor group.

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

(13)  Income Taxes

The provision (benefit) for income tax for the periods ended December 31, 2006, and 2005, were as follows (assuming a 34% effective tax rate):

	2006	2005
Current Tax Provision:
Federal-
Taxable income	$2,940	$14,057
Total current tax provision	$2,940	$14,057
Deferred Tax Provision:
Federal-
Loss carryforwards	281,600	32,400
Change in valuation allowance	(281,600)	(32,400)
Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2006, and 2005, as follows:
	2006	2005
Loss carryforwards	$447,000	$165,400
Less - Valuation allowance	(447,000)	(165,400)
Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended December 31, 2006, and 2005, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2006, the Company had approximately $1,314,700 in tax loss carryforwards that can be utilized in future periods to reduce taxable income.

(14)  Significant Customers

For the years ended December 31, 2006, and 2005, the Company had certain customers that accounted for more that ten (10) percent of total revenues, as follows:

	2006	2005

Customer A	$643,612	$610,579
Customer B	-	168,681

INROB TECH LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, AND 2005

(15)  Subsequent Events

On March 27, 2007, the Company effected a second subscription agreement with a group of accredited investors under Regulation D of the Securities Act of 1933, as amended, which provided for the issuance to the investors, exempt from registration, of certain 8 percent convertible notes (the “Convertible Notes”) in the principal amount of $3,000,000. The maturity date of the Convertible Notes is two years from the date of issuance - March 27, 2009. The transaction was completed under essentially the same terms and conditions as the first issuance described in Note 8 above. In additional, under the terms of the transactional documents, all rights and benefits to be granted to the investor (including the security interest) are identical to and are intended to be shared equally with the holders of the Convertible Notes and warrants issued by the Company as of November 15, 2006. Proceeds from the second subscription agreement amounted to approximately $2,594,738 after debt issuance costs.

In March 2007, the Company organized a wholly owned subsidiary under the name Inrob Philippines, Incorporated for the purpose of establishing and operating a manufacturing facility for its products and services in Manila, Philippine Islands.

INROB TECH LTD. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET (NOTE 2)
AS OF JUNE 30, 2007
(Unaudited)

2007
ASSETS
Current Assets:
Cash and cash equivalents	$4,345,237
Accounts Receivable-
Trade	311,510
Employees and other	34,139
Less - Allowance for doubtful accounts	-
Inventories	308,449
Cost of uncompleted contracts in excess of billings	7,865
Prepaid expenses	13,855
Total current assets	5,021,055

Property and Equipment:
Office and computer equipment	87,323
Furniture and fixtures	59,787
Vehicles	395,470
Leasehold improvements	39,621
582,201
Less - Accumulated depreciation and amortization	(302,468)
Net property and equipment	279,733

Other Assets:
Deposits and other	2,358
Debt issuance costs, net	542,515
Loans to and interest receivable from related parties	274,587
Total other assets	819,460
Total Assets	$6,120,248

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Bank overdrafts	$100,693
Bank loans and other debt, current portion	36,170
Current portion of convertible notes	3,150,600
Accounts payable - Trade	199,081
Due to related party - Director and stockholder	266
Due to related party company	36,428
Billings on uncompleted contracts in excess of costs	247,679
Due to related party - Investor group	172,126
Accrued liabilities	256,517
Deferred revenue	412,419
Total current liabilities	4,611,979

Long-term Debt, less current portion:
Bank loans and other debt	61,739
Convertible notes	1,912,920
Total long-term debt	1,974,659
Total liabilities	6,586,638

Commitments and Contingencies

Stockholders' (Deficit):
Preferred stock, par value $.0001 per share; 20,000,000 shares authorized; 1,000 Series A shares issued and outstanding	-
Additional paid-in capital	150,000
Capital stock, par value $.0001 per share; 380,000,000 shares authorized; 66,840,309 shares issued and outstanding	6,684
Additional paid-in capital	1,961,395
Less - Loan receivable - Director and stockholder	(475,000)
Accumulated other comprehensive income	43,769
Accumulated (deficit)	(2,153,238)
Total stockholders' (deficit)	(466,390)
Total Liabilities and Stockholders' (Deficit)	$6,120,248

The accompanying notes to financial statements
are an integral part of this balance sheet.

INROB TECH LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS) (NOTE 2) FOR THE
SIX MONTHS ENDED JUNE 30, 2007, AND 2006
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Services	$418,117	$409,482	$757,080	$860,316
Product sales	119,730	69,135	224,067	184,525
Total revenues	537,847	478,617	981,147	1,044,841

Cost of Goods Sold:
Services	303,909	248,815	852,584	523,423
Product sales	36,913	23,724	71,692	75,817
Total cost of goods sold	340,822	272,539	924,276	599,240
Gross Profit (Deficit)	197,025	206,078	56,871	445,601

Expenses:
General and administrative	269,093	138,135	668,441	327,142
Total general and administrative expenses	269,093	138,135	668,441	327,142

Income (Loss) from Operations	(72,068)	67,943	(611,570)	118,459

Other Income (Expense):
Interest and other income	63,541	23,046	89,174	37,650
Interest (expense)	(189,539)	(11,025)	(316,080)	(21,540)
Total other income (expense)	(125,998)	12,021	(226,906)	16,110
Income (Loss) before Income Taxes	(198,066)	79,964	(838,476)	134,569
(Provision) Benefit for income taxes	-	(10,419)	-	(18,145)
Net Income (Loss)	(198,066)	69,545	(838,476)	116,424

Comprehensive Income (Loss):
Israeli currency translation	(90,435)	34,975	4,937	14,461
Total Comprehensive Income (Loss)	$(288,501)	$104,520	$(833,539)	$130,885

Income (Loss) Per Common Share:
Income (Loss) per common share - Basic and Diluted	$(0.00)	$0.00	$(0.01)	$0.00

Weighted Average Number of Common Shares Outstanding During the Periods- Basic and Diluted	65,541,665	61,350,180	64,061,947	61,350,180

The accompanying notes to financial statements are
an integral part of these statements.

INROB TECH LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE SIX MONTHS ENDED JUNE 30, 2007, AND 2006
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Operating Activities:
Net income (loss)	$(838,476)	$116,424
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	29,259	32,194
Amortization of debt issuance costs	131,966	-
(Recovery of) loss on contract	(39,141)	(13,370)
Gain on sale of vehicle	(1,221)	-
Changes in net assets and liabilities-
Accounts receivable	(88,768)	(64,395)
Inventories	403,323	(83,200)
Cost of uncompleted contracts in excess of billings	153,506	(28,535)
Prepaid expenses	(5,258)	193
Deposits	430	-
Accounts payable - trade and accrued liabilities	1,368	141,317
Billings on uncompleted contracts in excess of related costs	113,245	15,679
Deferred revenue	(322,858)	(107,773)
Income taxes payable and other	-	14,249
Net Cash Provided by (Used in) Operating Activities	(462,625)	22,783

Investing Activities:
Proceeds from sale of vehicle	10,049	-
Purchases of and adjustments to property and equipment	(72,163)	(43,642)
Net Cash (Used in) Provided by Investing Activities	(62,114)	(43,642)

Financing Activities:
Proceeds from long-term debt	95,076	-
Payments on long-term debt	(48,864)	(60,743)
Proceeds from (offset to) bank overdrafts	5,783	31,148
Proceeds from issuance of convertible notes	3,000,000	-
Debt issuance costs - Convertible notes	(355,262)	-
Loan receivable - Director and stockholder	(9,512)	(9,420)
Proceeds from loan from related party - Investor group	10,924	146,250
Payments on (advances to) Loan - Director and stockholder	(61,169)	(35,250)
Due from related party - Director and stockholder	-	25,801
Received from (loans to) related party companies	(48,729)	(91,388)
Net Cash Provided by Financing Activities	2,588,247	6,398
Effect of Exchange Rate Changes on Cash	3,358	14,461
Net Increase (Decrease) in Cash	2,066,866	-
Cash and Cash Equivalents - Beginning of Period	2,278,371	-
Cash and Cash Equivalents - End of Period	$4,345,237	$-

The accompanying notes to financial statements are
an integral part of these statements.

INROB TECH LTD. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE SIX MONTHS ENDED JUNE 30, 2007, AND 2006
(Unaudited)

Supplemental Disclosures of Cash Flow Information:

	Six Months Ended
	June 30,
	2007	2006
Cash paid during the period for:
Interest	$19,705	$19,422
Income taxes	$-	$3,896

Supplemental Information of Noncash Investing and Financing Activities:

During the three month period ended March 31, 2007, the Company issued 2,446,690 shares of its common stock as payment of $538,100 of principal and $76,056 of accrued interest on certain convertible notes.

During the three month period ended June 30, 2007, the Company issued 3,043,418 shares of its common stock as payment of $398,380 of principal and $49,461 of accrued interest on certain convertible notes.

The accompanying notes to financial statements are
an integral part of these statements.

INROB TECH LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006
(Unaudited)

(1)       Summary of Significant Accounting Policies

Organization and Basis of Presentation

Inrob Tech Ltd. (“Inrob Tech” or the “Company”) is a Nevada corporation which provides engineering products and services for the maintenance of critical and sophisticated equipment, and the integration and production of advanced wireless control solutions for unmanned ground vehicle (“UVR”) robots. The remote control systems of the Company are the “brains” for many UVR solutions. The current nature of Israel’s security situation coupled with the Company’s close work with the Israeli Defense Forces (“IDF”) and the Israeli police, has helped the Company gain extensive experience in a wide range of military and law enforcement UVR applications and control solutions. The Company has also targeted the civilian applications market, which includes solar powered equipment, and dangerous tasks such as nuclear plant maintenance, inspection and decommissioning, the demolition industry, and firefighting and rescue services. The accompanying consolidated financial statements of Inrob Tech were prepared from the accounts of the Company and its wholly owned subsidiary under the accrual basis of accounting in United States dollars. In addition, the accompanying consolidated financial statements reflect the completion of a reverse merger between Inrob Tech and Inrob Ltd. (“Inrob Israel”), which was effected on July 21, 2005.

Prior to the completion of the reverse merger, Inrob Tech was a near dormant corporation with virtually no assets or operations (essentially since April 1, 2001, when the Company sold its paging business, known as The Sports Page and Score Page to BeepMe, to a third party vendor and creditor). The Company was originally incorporated in the State of Nevada under the name of Beeper Plus, Inc. On July 15, 2003, the Company then changed its name to Western Gaming Corporation. On August 17, 2005, the Company again changed its name to Inrob Tech Ltd. to reflect the reverse merger effected on July 21, 2005, and its new business plan.

Inrob Israel was organized as an Israeli corporation in 1988, under the name of Eligal Laboratories Ltd., and its UVR solutions include: (i) remote control systems (the “brains” of any robot); (ii) complete robot systems; and (iii) customized solutions. Inrob Israel is certified to design, manufacture and maintain electronic, optical and electro-mechanical equipment, and is a certified supplier to the Israeli Defense Forces and the Israeli Air Force. It has also been issued a certificate from the Israeli Air Force stating that its quality system is approved to perform inspections of products and services supplied to the Israeli Air Force. Inrob Israel changed its name to Inrob Ltd. in September 2003.

Effective July 21, 2005, Inrob Israel completed the reverse merger with Inrob Tech, a publicly traded Nevada corporation. Given that Inrob Israel is considered to have acquired Inrob Tech by a reverse merger through a Stock Purchase Agreement, and its sole stockholder currently has voting control of the Company, the accompanying consolidated financial statements and related disclosures in the notes to consolidated financial statements present the financial position as of June 30, 2007, and the operations for the three months and six months ended June 30, 2007, and 2006, of Inrob Israel under the name of Inrob Tech Ltd. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of Inrob Israel and Inrob Tech brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

The consolidated financial statements as of June 30, 2007, include the accounts of Inrob Tech Ltd., Inrob Israel through a reverse merger transaction, and a wholly owned subsidiary, Inrob Philippines, Incorporated. Intercompany transactions and balances have been eliminated in consolidation.

Unaudited Interim Financial Statements

The interim consolidated financial statements as of June 30, 2007, and for the periods ended June 30, 2007, and 2006, are unaudited. However, in the opinion of management, the interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s consolidated financial position as of June 30, 2007, and the consolidated results of its operations and its cash flows for the periods ended June 30, 2007, and 2006. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2007. The accompanying consolidated financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to Inrob Tech Ltd.’s audited financial statements contained in its Annual Report on Form 10-KSB as of December 31, 2006, for additional information, including significant accounting policies.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

INROB TECH LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006
(Unaudited)

  Accounts Receivable

Accounts receivable consist of amounts due from customers, employees and related parties. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of June 30, 2007, no allowance for doubtful accounts was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.

Revenue Recognition

The Company generates revenues from product sales and maintenance service contracts.

Revenues from product sales are recognized on a completed-contract basis, in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB No. 104”) and Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Revenue is recognized when delivery has occurred provided there is persuasive evidence of an agreement, acceptance tests results have been approved by the customer, the fee is fixed or determinable and collection of the related receivable is probable. Customers are billed on an interim basis under the terms of individual agreements, and revenue is recognized upon completion of the contracts. All product costs are deferred and recognized on completion of the contract and customer acceptance. A provision is made for the amount of any expected loss on a contract at the time it is known.

On-going maintenance service contracts are negotiated separately at an additional fee. The maintenance service is separate from the functionality of the products, which can function without on-going maintenance. Revenues relating to maintenance service contracts are recognized as the services are rendered ratably over the period of the related contract.

The Company is not required to perform significant post-delivery obligations, does not provide warranties and does not allow product returns. As such, no provision is made for costs of this nature.

The Company does not sell products with multiple deliverables. It is management’s opinion that EITF 00-21, “Revenue Arrangements With Multiple Deliverables” is not applicable.

Property and Equipment

The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

Computer and office equipment	5 to 10 years
Furniture and fixtures	3 to 15 years
Vehicles	5 to 6 years
Leasehold improvements	10 years

Upon disposition of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the periods ended June 30, 2007, and 2006, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

INROB TECH LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006
(Unaudited)

Earnings (Loss) Per Common Share

Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Research and Development Costs

The Company conducts research and development activities for others under contractual arrangements. Research and development costs incurred under contractual arrangements are accounted for in accordance with Statement of Financial Accounting Standards No. 68, “Research and Development Agreements” (“SFAS 68”). All costs incurred under the contractual arrangements are deferred and recognized as cost of sales (product sales) upon completion of the contract work.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Debt Issuance Costs

The Company defers as other assets the costs associated with the issuance of debt instruments. Such costs are amortized as additional interest expense over the life of the related debt. As of June 30, 2007, the Company had recorded debt issuance costs related to convertible notes of $695,763 of such costs, and amortized $153,248 as additional interest expense.

Comprehensive Income (Loss)

The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, “ Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended June 30, 2007, and 2006, the only components of comprehensive income (loss) were the net income (loss) for the periods, and the foreign currency translation adjustments.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “ Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

INROB TECH LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006
(Unaudited)

Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, “ Foreign Currency Translation” (“SFAS 52”). The Company’s functional currency is the Israeli New Shekel. Under SFAS 52, all assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2007, the Company’s financial instruments approximated fair value to do the nature and maturity of such instruments.

Estimates

The consolidated financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of consolidated assets and liabilities as of June 30, 2007, and consolidated revenues and expenses for the periods ended June 30, 2007, and 2006. Actual results could differ from those estimates made by management.

Reclassifications

Certain amounts in the consolidated financial statements for the six months ended June 30, 2007, have been reclassified to conform to the presentation for the three months ended June 30, 2007. Such reclassifications had no effect on the reported net loss.

(2)       Going Concern

During the year ended December 31, 2006, and subsequent thereto through June 30, 2007, Inrob Tech continued its operations, business expansion, and capital formation activities through the issuance of convertible debt. On November 15, 2006, the Company completed a subscription agreement with a group of accredited investors for the issuance of Convertible Notes in the amount of $3,000,000. The maturity date of the Convertible Notes is two years from the date of issuance - November 15, 2008. Net proceeds to the Company amounted to $2,659,500, after deducting debt issuance costs. On March 27, 2007, the Company effected a second subscription agreement with a group of accredited investors for the issuance of Convertibles Notes also in the amount of $3,000,000. The maturity date of the second issuance of Convertible Notes is two years from the date of issuance - March 27, 2009. The second transaction was completed under essentially the same terms and conditions as the first issuance. In additional, under the terms of the transactional documents, all rights and benefits to be granted to the investor (including the security interest) are identical to and are intended to be shared equally with the holders of the Convertible Notes and warrants issued by the Company as of November 15, 2006. Proceeds from the second subscription agreement amounted to approximately $2,594,738 after debt issuance costs.

While management of the Company believes that the Company will be successful in increasing its working capital from operations and the generation of additional business revenues from new and existing clients, there can be no assurance that the Company will be able to generate the funds needed to meet its debt and working capital obligations, achieve its planned expansion under its business plan, or be successful in the sale of its products and services to generate sufficient revenues to allow the Company to achieve profitability, and to sustain its operations.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred significant operating losses through June 30, 2007, and has insufficient revenues to cover its on-going operating costs. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

INROB TECH LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006
(Unaudited)

(3)       Inventories

As of June 30, 2007, inventories consisted of the following:

2007

Work in progress	$266,245
Materials	42,204

Total	$308,449

(4)       Loan Receivable - Director and Stockholder

As discussed in Note 9, in July 2005, Inrob Israel purchased, on behalf of Ben-Tsur Joseph, President, sole Director and stockholder, 2,057,415 shares of common stock of Inrob Tech in connection with the reverse merger. The amount of consideration provided by Inrob Israel for the shares was $475,000. Thereafter, Mr. Joseph entered into a Share Transfer and Loan Agreement with Inrob Israel whereby the company transferred to Mr. Joseph 2,057,415 shares of the common stock of Inrob Tech in exchange for a promissory note issued by Mr. Joseph in the amount of $475,000. The promissory note carries an interest rate of four (4) percent per annum, and is payable to Inrob Israel on demand. As of June 30, 2007, the balance owed on the loan plus accrued interest amounted to $511,959. The Company has classified the amount of the promissory note due from Mr. Joseph, or $475,000, as an offset to common stock equity, due to the nature of the transaction as a common stock subscription arrangement.

(5)       Loan to and Interest Receivable from Related Parties

A loan to a related party entity bears interest at a variable rate equivalent to the minimum rate allowed by the Israel Income Tax Ordinance (4% percent), is unsecured and is due, including principal and interest, on December 31, 2008. Interest receivable from Mr. Joseph associated with the loan transaction described in Note 4 above amounted to $36,959 as of June 30, 2007. The following summarizes the amounts receivable as of June 30, 2007:

2007
Ben-Tsur Joseph Holdings Ltd.	$237,628
Ben-Tsur Joseph - Interest receivable	36,959
Totals	$274,587

(6)       Bank Indebtedness

The Company has certain loans and bank arrangements to fund its operations and vehicle purchases in Israel which mature through 2012.

(7)      Convertible Debenture

On September 30, 2005, the Company issued a convertible debenture (the “Debenture”) in the amount of $42,500 to the same third-party entity. The Debenture carried an interest rate of ten (10) percent per annum, was due on November 30, 2005, and was convertible into 2,000,000 publicly traded shares of the Company’s common stock. The due date of the Debenture was extended to December 31, 2006, by written agreement between the parties. In addition, effective September 30, 2006, the third-party entity executed a document wherein it indicated that it had waived its right to convert the Debenture to common stock of the Company. In November, 2006, the Debenture, together with accrued interest, for a total amount of $46,750, was paid off.

(8)       Issuance of Convertible Notes and Warrants

On November 15, 2006, the Company effected a subscription agreement with a group of accredited investors under Regulation D of the Securities Act of 1933, as amended, which provided for the issuance to the investors, exempt from registration, of certain 8 percent convertible notes (the “Convertible Notes”) in the principal amount of $3,000,000. The maturity date of the Convertible Notes is two years from the date of issuance - November 15, 2008.

Payments amortizing the outstanding principal amount and related interest under the Convertible Notes commenced on the third month anniversary date of the date of issuance (February 15, 2007) and will continue on the same day of each month thereafter until the principal amount and interest have been repaid in full. On each repayment date, the Company is required to make payments to the investors in the amount of 4.76 percent of the initial principal amount and all interest accrued on the Convertible Notes as of the repayment date. Upon an event of default, the interest rate will automatically be increased to 15 percent. At the Company’s election, monthly repayments may be made (i) in cash in an amount equal to 115 percent of the principal amount component of the monthly payment, and 100 percent of all other components, or (ii) in shares of registered common stock of the Company at a conversion price equal to the lesser of (a) $0.25, or (b) 75 percent of the average of the closing bid price of the common stock of the Company as reported by Bloomberg L.P. for the common stock’s principal market for the five trading days preceding the date a notice of conversion given to the Company after the Company notifies the holder of the Convertible Notes of its election to make a monthly repayment in shares of registered common stock. For the three month periods ended March 31, 2007, and June 30, 2007, the Company issued 2,446,690 and 3,043,418 shares, respectively, of its common stock as payment of $936,480 of principal, and $125,517 of accrued interest on the Convertible Notes.

INROB TECH LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006
(Unaudited)

Provided there is no default under the Convertible Notes, the Company may prepay the outstanding principal amount of the Convertible Notes at a 20 percent premium, together with accrued but unpaid interest thereon and any and all other sums due.

The investors have a right to convert the Convertible Notes into registered shares of common stock of the Company at $0.25 per share. Upon an event of default, the conversion price shall be the lesser of $0.25 or 75 percent of the average of the closing bid prices of the common stock of the Company for the five trading days prior to a conversion date. No conversions may take place if it would cause an investor to become the beneficial owner of more than 4.99 percent of the outstanding shares of common stock of the Company, which limitation is subject to waiver by an investor upon 61 days prior written notice to the Company.

The Company has granted a security interest in all of its assets, and the assets of Inrob Israel to secure its obligations under the Convertible Notes. Further, in connection with the Convertible Note transaction, the Company has determined that there was no beneficial conversion feature recorded.

The Company also issued Class A warrants to purchase 6,000,000 shares of the Company’s common stock at $0.40 per share and Class B warrants to purchase 6,000,000 shares of the Company’s common stock at $0.50 per share. All warrants are exercisable for a period of five years following the effective date of a registration statement filed with the SEC, which the Company agreed to complete.

The Company filed a Registration Statement on Form SB-2 with the SEC on December 20, 2006, to register 18,405,000 shares of common stock related to the Convertible Notes. The Registration Statement was declared effective by the SEC on January 11, 2007.

In connection with the issuance of the Convertible Notes, the Company incurred $340,500 in debt issuance costs, which included $300,000 paid in cash as a finder’s fee. The Company is obligated to pay additional finder’s fees in the amount of ten percent of the proceeds generated from the exercise of Class A and Class B warrants. In addition, the Company also issued 1,200,000 warrants to the finder (similar to and carrying the same rights as the Class A warrants issued to the investors in the Convertible Notes) to purchase a like number of shares of common stock of the Company for $0.25 per share. Such warrants are exercisable for a period of five years following the effective date of the Registration Statement filed by the Company with the SEC.

On March 27, 2007, the Company effected a second subscription agreement with a group of accredited investors under Regulation D of the Securities Act of 1933, as amended, which provided for the issuance to the investors, exempt from registration, of certain 8 percent convertible notes (the “Convertible Notes”) in the principal amount of $3,000,000. The maturity date of the Convertible Notes is two years from the date of issuance - March 27, 2009. The transaction was completed under essentially the same terms and conditions as the first issuance described in Note 8 above. In additional, under the terms of the transactional documents, all rights and benefits to be granted to the investor (including the security interest) are identical to and are intended to be shared equally with the holders of the Convertible Notes and warrants issued by the Company as of November 15, 2006. Proceeds from the second subscription agreement amounted to approximately $2,594,738 after debt issuance costs.

The Company filed a Registration Statement on Form SB-2 with the SEC on May 7, 2007, to register 18,405,000 shares of common stock related to the second issuance of Convertible Notes. This Registration Statement pertaining to the second issuance of Convertible Notes has not yet been declared effective by the SEC. Under the terms of the Subscription Agreement pertaining to the second issuance of Convertible Notes, the Company has 160 days from the date of filing a Registration Statement on Form SB-2 with the SEC to obtain an approval from the SEC on such Registration Statement. For the six months ended June 30, 2007, the Company accrued interest amounting to $63,288 related to the second issuance of Convertible Notes which is presented in the caption interest expense in the accompanying consolidated statements of  operations. Further, for the six months ended June 30, 2007, the Company issued no shares of common stock related to the second issuance of Convertible Notes as payment of principal or interest pertaining to such notes.

INROB TECH LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006
(Unaudited)

(9)       Capital Stock Transactions

On October 4, 2006, pursuant to authorization by the shareholders of the Company, Inrob Tech filed Amended Articles of Incorporation with the Nevada Secretary of State to increase the number of authorized shares of its common stock from 80,000,000 shares authorized to 380,000,000 shares, and to change the par value of its preferred and common stock from $0.001 per share to $0.0001 per share. Subsequent to the filing, the Company was authorized to issue a total of 400,000,000 shares, consisting of 380,000,000 shares of common stock and 20,000,000 shares of preferred stock, all with a par value of $0.0001 per share. In connection with the change in par value of preferred and common stock described above, all prior transactions involving common stock with a par value of $0.001 have restated to reflect the new par value of $0.0001 in the accompanying financial statements.

On November 9, 2006, pursuant to written consent provided by the board of directors, the Company established 1,000 shares of Series A Preferred Stock, par value $0.0001 with the Nevada Secretary of State. Each share of Series A Preferred Stock carries voting rights equal to 400,000 shares of common stock of the Company. In addition, the board of directors authorized the issuance of 1,000 shares of Series A Preferred Stock to Mr. Ben-Tsur Joseph, President and Director of the Company for services rendered. The issuance of the Series A Preferred Stock was valued at $150,000.

As described in Note 8, in November 2006, the Company issued Class A warrants to purchase 6,000,000 shares of the Company’s common stock at $0.40 per share, and Class B warrants to purchase 6,000,000 shares of the Company’s common stock at $0.50 per share. In addition, 1,200,000 finder’s warrants were also issued to purchase 1,200,000 shares of the Company’s common stock at $0.25 per share. All warrants are exercisable for a period of five years following the effective date of a registration statement filed with the SEC, which the Company received on January 11, 2007.

In connection with the second issuance of Convertible Notes completed in March 2007, the Company also issued Class A warrants to purchase 6,000,000 shares of the Company’s common stock at $0.40 per share, and Class B warrants to purchase 6,000,000 shares of the Company’s common stock at $0.50 per share. In addition, 1,200,000 finder’s warrants were also issued to purchase 1,200,000 shares of the Company’s common stock at $0.25 per share. All warrants are exercisable for a period of five years following the effective date of a registration statement filed with the SEC.

(10)       Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “ Fair Value Measurements .” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “ Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R) .” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

INROB TECH LTD. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007, AND 2006
(Unaudited)

In February 2007, the FASB issued SFAS No. 159, " The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115 ," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company is currently evaluating the impact, if any, that the adoption of SFAS No. 159 will have on its financial statements.

(11)       Related Party Transactions

Inrob Israel entered into a management agreement with a Director and officer on October 1, 2003, which was subsequently extended as to its commencement date to May 1, 2005. Other terms and conditions related to equipment usage commenced with the original date of the agreement. Under the terms of the agreement, the Company is obligated to pay $15,000 per month during the first year and $20,000 per month thereafter for management fees. For the periods ended December 31, 2006, and 2005, the Company accrued $220,000 and $120,000, respectively under the management agreement. The Director and officer agreed to offset approximately $205,000 owed to the Company by a related party entity of the Director and officer against the management fee liability. For the six months ended June 30, 2007, the company accrued $120,000 under the management agreement. The management agreement does not have a specific completion date, but may be terminated by either party on written notice of three months.

In July 2005, Inrob Israel purchased, on behalf of Ben-Tsur Joseph, its President, Director and sole stockholder, 2,057,415 shares of common stock of Inrob Tech in connection with the reverse merger. The amount of consideration provided by Inrob Israel for the shares was $475,000. Thereafter, Mr. Joseph entered into a Share Transfer and Loan Agreement with Inrob Israel whereby the company transferred to Mr. Joseph 2,057,415 shares of the common stock of Inrob Tech in exchange for a promissory note issued by Mr. Joseph in the amount of $475,000. The promissory note carries an interest rate of four (4) percent per annum, and is payable to Inrob Israel on demand. The Company has classified the amount of the promissory note due from Mr. Joseph, or $475,000, as an offset to common stock equity, due to the nature of the transaction as a common stock subscription arrangement.

(12)      Commitments and Contingencies

The Company is a party to various operating lease agreements for office space, warehouse space, and automobiles.

On June 05, 2007, the Company entered into a Financial Investor Relations Agreement with WiseAlerts.com. The Agreement provides that WiseAlerts.com will write and distribute a client newsletter, inform qualified OTC investors of news updates pertaining to the Company, and feature the Company in internet broadcast chats. This Agreement has a term of thirty days at a cost of $15,000.

On June 27, 2007, the Company entered into a Consulting Agreement with Endeavor Holdings, Inc. (“Endeavor”) of New York. Endeavor Holdings, Inc. will provide marketing and business support to the Company. The Agreement is for a term of three months, and the Company will pay fees of $12,500 per month (beginning in June 2007) for the services provided by Endeavor.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Inrob Tech Ltd. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee		$459
Accounting Fees and Expenses		$3,000
Legal Fees and Expenses		$50,000
Total	$

*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In July 2005, the Company issued 602,806 shares of its common stock in satisfaction of certain accounts payable, accrued liabilities, accrued compensation and related taxes, and notes payable. The value of the obligations satisfied by issuance of common stock was $152,586.

On July 21, 2005, Inrob Israel purchased, on behalf of Ben-Tsur Joseph, President, sole Director and stockholder, 2,057,415 shares of common stock of the Company in connection with the reverse merger. The amount of consideration provided by Inrob Israel for the shares was $475,000. Thereafter, Mr. Joseph entered into a Share Transfer and Loan Agreement with Inrob Israel whereby the company transferred to Mr. Joseph 2,057,415 shares of the common stock of Inrob Tech in exchange for a promissory note issued by Mr. Joseph in the amount of $475,000. The promissory note carries an interest rate of four (4) percent per annum, and is payable to Inrob Israel on demand.

On July 21, 2005, the Company entered into a Stock Purchase Agreement with Inrob Israel, and issued 26,442,585 shares of its common stock (post reverse split) for all of the issued and outstanding capital stock of Inrob Israel (10,020 shares of common stock). At the same time, the Company effected a 10.98 for 1 reverse stock split of its common stock. Immediately following the completion of the Stock Purchase Agreement transaction, the Company had 29,999,995 shares of its common stock outstanding. At that time, Ben Tsur Joseph, the sole officer and Director of Inrob Israel, owned 28,500,000 shares of the Company’s common stock, or 95 percent of the then issued and outstanding common stock of Inrob Tech, and had voting control. Through this process Inrob Israel is considered to have acquired Inrob Tech by a reverse merger. The reverse merger has been recorded as a recapitalization of the Company, with the net assets of Inrob Israel and Inrob Tech brought forward at their historical bases. The costs associated with the reverse merger have been expensed as incurred.

In July 2005, the Company issued to a group of investors 10,114,285 shares of common stock in satisfaction of a convertible debenture obligation in the principal amount of $250,000 that was issued by Inrob Israel on August 1, 2004 (the “2004 Debenture”) , and that was subsequently assumed by the Company from Inrob Israel.

In September 2005, the Company issued to a group of investors 21,035,715 shares of common stock in satisfaction of a convertible debenture obligation in the principal amount of $575,000 (plus accrued interest, for a total of $632,500) that was issued by Inrob Israel on July 21, 2005, and that was subsequently assumed by the Company from Inrob Israel.

In November 2005, the Company issued to a group of investors 200,000 shares of common stock in payment of accrued but unpaid interest on the 2004 Debenture in the amount of $25,000.

In November 2006, the Company issued to Mr. Joseph 1,000 shares of its Series A Preferred Stock for services performed valued at $150,000.

In November 2006, the Company issued 8% two-year convertible notes in the principal amount of $3,000,000. In connection with the notes, the Company also issued Class A Warrants to purchase 6,000,000 shares of common stock at $0.40 per share and Class B Warrants to purchase 6,000,000 shares of common stock at $0.50 per share. All warrants are exercisable until January 2012.

In March 2007, the Company issued 8% two-year convertible notes in the principal amount of $3,000,000. In connection with the notes, the Company also issued Class A Warrants to purchase 6,000,000 shares of common stock at $0.40 per share and Class B Warrants to purchase 6,000,000 shares of common stock at $0.50 per share. All warrants are exercisable for a period of five years following the effective date of this registration statement.

We believe that the issuance of all of these securities was exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D under the Securities Act as a non-public sale of securities due to the absence of a general solicitation, the general nature and circumstances of the sale, including the qualifications of the purchasers, and the restrictions on resale imposed on the securities acquired.

ITEM 27. EXHIBITS

Exhibit	Description
3.1	Certificate of Incorporation (1)

3.1a	Certificate of Designation for Series A Preferred Stock(2)

3.2	Bylaws (1)

4.1	Form of Secured Convertible Note, dated November 15, 2006 (3)*

4.2	Form of Warrant, dated November 15, 2006 (3)*

4.3	Form of Secured Convertible Note, dated March 27, 2007 (4)*

4.4	Form of Warrant, dated March 27, 2007 (4)*

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	Subscription Agreement, dated November 15, 2006 (3)*

10.2	Funds Escrow Agreement, dated November 15, 2006 (3)*

10.3	Security Agreement, dated November 15, 2006 (3)*

10.4	Stock Pledge Agreement, dated November 15, 2006 (3)*

10.5	Guaranty Agreement, dated November 15, 2006 (3)*

10.6	Collateral Agent Agreement, dated November 15, 2006 (3)*

10.7	Agreement dated October 1, 2003 between Inrob, Ltd and Ben-Tsur Joseph (1)

10.8	Subscription Agreement, dated March 27, 2007 (4)*

10.9	Funds Escrow Agreement, dated March 27, 2007 (4)

10.10	Stock Pledge Agreement, dated March 27, 2007 (4)*

10.11	Guaranty Agreement, dated March 27, 2007 (4)

10.12	Collateral Agent Agreement, dated March 27, 2007 (4)

10.13	Security Agreement, dated March 26, 2007 (4)

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit 5.1)**

23.2	Consent of Davis Accounting Group P.C. ***

* Filed previously as forms and incorporated by reference to the documents indicated in the footnotes. Execution copy filed as part of Amendment No. 1 to this Registration Statement.

** Filed previously

*** Filed herewith

(1)	Incorporated by reference to Registrant’s Registration Statement on Form SB-2 (SEC File No. 333-129074) filed on December 20, 2006.

(2)	Incorporated by reference to Registrant’s Definitive Information Statement filed on September 18, 2006.

(3)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed on November 21, 2006.

(4)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed on March 30, 2007.

ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

(1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yavne, Israel on this August 24, 2007.

INROB TECH LTD.

By:	/s/ Ben-Tsur Joseph
Ben-Tsur Joseph

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ben-Tsur Joseph   his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ben-Tsur Joseph	Director and Chief Executive Officer	August 24, 2007
Chief Financial Officer (Principal Executive Financial
and Accounting Officer)